UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VOXX International Corporation

(Name of Registrant as Specified in Its Charter)

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2351 J Lawson Blvd. Orlando, FL 32824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 2021

Dear Stockholder:

The Annual Meeting of Shareholders of VOXX International Corporation (“Voxx” or the “Company”) will be held on Thursday, July 29, 2021, at 10:00 a.m. Eastern Time.  The Annual Meeting will be a completely virtual meeting of stockholders.  You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOXX2021, where you will be able to listen to the meeting live, submit questions, and vote online. You are cordially invited to attend.

The Annual Meeting will be held for the following purposes:

1.	to elect eight directors to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified;
2.

to approve, for the purposes of Section 203 of the Delaware General Corporation Law (“DGCL”), the entry by EyeLock LLC, a subsidiary of the Company (“EyeLock”), into a Distribution Agreement (the “Distribution Agreement”), by and between EyeLock and GalvanEyes Partners, LLC (“GalvanEyes”), and the transactions contemplated thereby including the potential issuance of membership interests represented by units of EyeLock to GalvanEyes (the “Distribution Agreement Proposal”); and

3.	to consider and ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2022.

In their discretion, the proxies are authorized to vote, as described in the accompanying Proxy Statement, upon any other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record as of the close of business on June 9, 2021 (the "Record Date") are authorized to receive notice of, and to vote their shares at, the Annual Meeting or any adjournment thereof. As detailed in the Proxy Statement, you may vote your shares via the internet, by telephone, or by mail. Voting your shares via the internet is the most cost-effective method. If your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage you to vote your shares promptly using one of the methods discussed above.

By order of the Board of Directors,

/s/ Janine Russo

JANINE RUSSO

Corporate Secretary

Hauppauge, New York

June 17, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 2021. THE PROXY STATEMENT AND THE FORM 10-K OF THE COMPANY ARE AVAILABLE AT http://www.proxyvote.com.

PLEASE VOTE YOUR SHARES PROMPTLY

VOXX INTERNATIONAL CORPORATION

2351 J LAWSON BLVD.

ORLANDO, FL 32824

800-645-7750

ANNUAL MEETING OF SHAREHOLDERS

Thursday, July 29, 2021

PROXY STATEMENT

This Proxy Statement contains information about the Annual Meeting of Shareholders of VOXX International Corporation (“Voxx” or the “Company”). The accompanying proxy is solicited by the Board of Directors of the Company (the "Board") on behalf of the Company, which is paying the full costs of the solicitation.

2021 Annual Meeting

The Annual Meeting of Shareholders of VOXX International Corporation (the "Annual Meeting") will be held at 10:00 a.m. Eastern Time on July 29, 2021. Due to public health concerns arising from the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting of stockholders.

You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOXX2021, where you will be able to listen to the meeting live, submit questions, and vote online.

At the Annual Meeting, you will be asked:

1.

to elect the eight nominees as directors of the Company's Board of Directors, each to hold office until the next annual meeting of shareholders or until respective successors are duly elected and qualified;

2.

to approve, for the purposes of Section 203 of the DGCL, the entry by EyeLock into the Distribution Agreement, by and between EyeLock and GalvanEyes, and the transactions contemplated thereby including the potential issuance of membership interests represented by units of EyeLock to GalvanEyes; and

3.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2022.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Internet Availability of Proxy Materials

Proxy materials are being furnished by the Company to shareholders via the internet on or about June 17, 2021, rather than by mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. This Proxy Statement and the Company’s 2021 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting, and conserve natural resources. However, if you would like to receive proxy materials for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By internet: go to www.proxyvote.com and follow the instructions; or
•

By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12 digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

Solicitation and Voting of Proxies

Only shareholders of record at the close of business on June 9, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, there were 21,733,106 outstanding shares of our Class A Common Stock, par value $.01 per share, and 2,260,954 outstanding shares of our Class B Common Stock, par value $.01 per share. At the Annual Meeting, each share of Class A Common Stock is entitled to one (1) vote (whether by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock is entitled to ten (10) votes (whether by proxy or pursuant to a shareholders’ consent).  Class A directors are elected by the affirmative vote of a plurality of the votes of the Class A shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A directors. The Class A and Class B directors are elected by the affirmative vote of a plurality of the votes of the Class A and Class B shareholders cumulatively present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A and Class B directors.

The affirmative vote of holders of 66 2/3% of outstanding shares of Class A and Class B Common Stock voting together as a single class, excluding any shares beneficially owned, directly or indirectly, by Beat Kahli, the manager of GalvanEyes and an “interested stockholder” of the Company, is required to approve the Distribution Agreement Proposal. Abstentions and Broker non-votes will have the same effect as “Against” votes.

The ratification of the appointment of the independent registered public accounting firm must be approved by holders of a majority of the shares of Class A and Class B Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.

Mr. John J. Shalam, our Chairman of the Board, controls in excess of 50% of the combined Class A and B votes and he intends to vote his shares to approve all of the matters to be voted upon at the meeting that are described in this Proxy Statement.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their name shares of common stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

Quorum Requirement and Votes Required

The presence by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. If your shares of Class A Common Stock are held by a broker, bank, or other nominee, you will receive instruction from them on how to vote your shares. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The Annual Meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present. If a quorum is not present, the Chairman of the meeting may adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

If you hold shares of Class A Common Stock in your own name, you may give instructions on how your shares are to be voted by following the telephone or internet voting procedures described on the proxy card, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope.

A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

•	FOR the election of each director nominee set forth below under the caption "Nominees";

•	FOR the approval of the Distribution Agreement Proposal; and

•	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2022.

Board Recommendation

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this Proxy Statement.

Voting Your Shares

The Board of Directors is soliciting proxies from our shareholders. By completing and returning the accompanying proxy, you will be authorizing Patrick M. Lavelle, the Company's President and Chief Executive Officer and a member of its Board of Directors, and Charles M. Stoehr, the Company's Chief Financial Officer and a member of its Board of Directors, to vote your shares, each of them with full authority to act without the other. If your proxy is properly signed and dated and not revoked, it will be voted as you direct. You may also vote your shares by mail, telephone, or by the internet, as described on your proxy card. Even if you have voted by proxy, you may still vote live online at the meeting if you attend the meeting via the internet.  Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Changing Your Vote by Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the Annual Meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy, or by attending and voting at the Annual Meeting. Simply attending the Annual Meeting via the internet, however, will not revoke your proxy; you must still vote online at the Annual Meeting.

 Shareholder Proposals and Director Nominations at Future Meetings

Proposals intended to be presented by shareholders at the Company’s 2022 annual meeting must be received by the Corporate Secretary of the Company at its New York offices no later than February 17, 2022, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposals must comply with all applicable statutes and regulations.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently comprised of Peter A. Lesser, Denise Waund Gibson, John Adamovich, Jr., John J. Shalam, Patrick M. Lavelle, Charles M. Stoehr, and Ari M. Shalam, all with terms ending at the 2021 Annual Meeting of Shareholders. Under the Company’s restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The Board has nominated eight directors to be elected at the Annual Meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his/her earlier death, resignation, or removal.

The ages, principal occupations, other directorships held (including all directorships held within the past five years), specific experience, qualifications, attributes, and skills that led to the conclusion that the nominee should serve as a director, and other information as of June 4, 2021, with respect to each nominee are shown below. Diversity is one of the factors that the Board considers in identifying nominees for director. This means that the Board seeks nominees who bring a variety of business backgrounds, experiences, and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, knowledge, and abilities that will allow the Board to fulfill its responsibilities. In selecting director nominees, the Board of Directors considers all aspects of a potential nominee’s background, including leadership skills, integrity, educational background, business and professional experience, business acumen, diversity of viewpoints, and other qualities. The Board’s goal is to identify individuals who will enhance and add valuable perspective to the Board and who will help the Company capitalize on business opportunities in a challenging and highly competitive market. The Board of Directors has not adopted a formal diversity policy with regard to the selection of director nominees.

DIRECTOR NOMINEES TO BE ELECTED BY CLASS A STOCKHOLDERS

Peter A. Lesser, 86, was elected to the Board of Directors in 2003. Mr. Lesser was the President of X-10 (USA) Inc., a manufacturer and wholesaler of electronic home control and security systems from 1984 through 2009. Mr. Lesser was also a founder and shareholder of, and served as a director of, X-10 Limited, the Hong Kong based parent company of X-10 (USA) Inc. X-10 Limited was a Bermuda corporation with its headquarters in Hong Kong and had a manufacturing facility in China from 1987 to 2011. Mr. Lesser was a Member of the Executive Board of the Consumer Technology Association (“CTA”) from 1999 to 2010, and was its Industry Executive Advisor from 2005 to 2010. From 1997 through 1999, Mr. Lesser served as the President of the (electronic) Security Industry Association (“SIA”). Mr. Lesser’s qualifications to serve on the Board include his demonstrated leadership and knowledge of marketing, operational, and strategic issues facing the consumer electronics business gained through his experience as a chief executive officer and director of a leading electronic home control and security system business. In addition, Mr. Lesser’s years of service on the boards of the CTA and SIA provide the Board with diverse and valuable expertise.

Denise Waund Gibson, 61, was elected to the Board of Directors in 2015. Ms. Gibson is a seasoned senior executive and board member with over 30 years of experience in consumer electronics design and manufacturing, logistics and supply chain, distribution, and retail services. Ms. Gibson currently serves as the co-founder and Chair of Ice Mobility, launched in 2014, a national provider and distributor of wireless products and supply chain logistics solutions. Prior thereto, Ms. Gibson served as the founder and former President/CEO of Brightstar US and as a director of Brightstar Corp. from 2001 to 2011. Brightstar is a leading services provider to the global wireless industry. Prior to joining Brightstar, Ms. Gibson spent 17 years at Motorola. Ms. Gibson serves as an independent director on the board of Orica Limited, where she also chairs the Innovation and Technology Committee and serves on the Human Resources and Compensation Committee; ORBCOMM, where she serves on the Audit and Compensation Committees; and Aerial Technologies. She also chairs the Foundation, serves on the Board of Industry Leaders, serves on the Audit Committee, and has also served as a member of the executive board and as Chairman of the Audit Committee of the Consumer Technology Association, and was former Vice Chair of CTIA’s Wireless Foundation. Ms. Gibson’s qualifications to serve on the Board include her demonstrated leadership ability, her knowledge of marketing, supply chain logistics, corporate finance, and the operational and strategic issues facing the consumer electronics business. Additionally, her current and prior board service at CTA, CTIA, and Brightstar gives her invaluable insight to the issues the Company’s Board may consider.

John Adamovich, Jr., 67, has been a Director of the Company since November 1, 2016. Mr. Adamovich has over forty years of financial and management experience, and a wealth of expertise in corporate finance, corporate governance, mergers and acquisitions, and SEC and risk management compliance. In January 2021, Mr. Adamovich accepted a position as a Director and CFO of Now Vertical Group. Previously, Mr. Adamovich served as Chief Financial Officer of Aeroflex Holding Corp., a NYSE-listed aerospace and test and measurement company focused on wireless communications, or its predecessor, for almost ten years. He was responsible for all financial functions, including corporate reporting, financial planning, accounting, tax, treasury, insurance, internal audit, IT, and risk management. Prior to Aeroflex, Mr. Adamovich served as Executive Vice President and Chief Financial Officer of Rainbow Media Enterprises, a subsidiary of Cablevision Systems Corporation, where he oversaw finance functions for the Company’s direct broadcast satellite business, three national cable television networks and a regional movie chain. Previously thereto, he served as Group Vice President and Chief Financial Officer and Treasurer of NYSE listed Pall Corporation, a leading manufacturer of filtration, separation and purification solutions. Earlier in his career, Mr. Adamovich held a number of roles over a more than 20-year period with KPMG, ultimately as an SEC Reviewing Partner and Professional Practice Partner. Mr. Adamovich’s qualifications to serve on the Board include his vast knowledge of and experience with corporate reporting, mergers and acquisitions, financial planning, accounting, and tax throughout his career as both a corporate executive/CFO and an SEC Reviewing Partner and Professional Practice Partner at KPMG.

DIRECTOR NOMINEES TO BE ELECTED BY CLASS A AND CLASS B STOCKHOLDERS

John J. Shalam, 87, was elected Chairman of the Board of the Company on May 1, 2005. He has served as President, Chief Executive Officer, and as a Director of Voxx or its predecessor from 1960 through May of 2005. Since then, he has served as Chairman of the Board of Directors. Mr. Shalam is on the Board of Industry Leaders of the Consumer Technology Association (“CTA”). Mr. Shalam’s qualifications to serve on the Board include his knowledge of, and decades of leadership experience in, the consumer electronics industry, as well as his in-depth knowledge of the Company and its history gained through his years of service to the Company, formerly leading the Company as its President, Chief Executive Officer, and a Director from 1960 through 2005. Mr. Shalam is also uniquely qualified to provide the Board with the benefits of the leadership skills and strategic expertise he has gained through his many years of service on various boards, including the JPMorgan Chase Regulatory Advisory Board and various boards of the CTA, including its Executive Board.

Patrick M. Lavelle, 69, was elected President and Chief Executive Officer of the Company on May 1, 2005. He had previously been Vice President of the Company since 1980, and was appointed Senior Vice President in 1991. In 1998, Mr. Lavelle was appointed President of VOXX Electronics Corp., the Company’s Mobile and Consumer Electronics Division. He was elected to the Board of Directors in 1993 and serves as a Director of most of Voxx’s operating subsidiaries. Mr. Lavelle is a past Chairman of the Consumer Technology Association’s Board of Directors. He is currently a member of the CTA’s Executive Board and Chair of its Compensation Committee. Mr. Lavelle is also a member of the Board of Trustees and Chairman of the Advancement Committee of Marist College, located in Poughkeepsie, New York. Mr. Lavelle’s qualifications to serve on the Board include his expertise in marketing, sales, finance, and strategy in the consumer electronics industry gained through his experience as an executive of the Company for over 30 years. In addition, through his years of service on the Board of the Company and other boards, such as the CTA and Marist College, Mr. Lavelle is able to provide diverse and valuable financial and operational expertise to the Board.

Charles M. Stoehr, 75, has been the Company's Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of the Company since 1987 and also serves as a Director of most of the Company’s operating subsidiaries. Mr. Stoehr’s qualifications to serve on the Board include his extensive financial, executive leadership and organizational experience, including over six years of experience in the commercial banking industry and 31 years of experience as Chief Financial Officer of the Company. His insight into the Company’s financial performance and the banking and consumer electronics businesses are critical to Board discussions.

Ari M. Shalam, 51, has over 20 years of experience in the real estate investment business in sourcing, finance, acquisition, development, and management of commercial, retail, industrial and residential properties and has been a Director of Voxx since July 2011. Presently, Mr. Shalam is Managing Partner of RWN Real Estate Partners LLC, a NYC based real estate private equity investment platform. From September 2009 to April 2011, Mr. Shalam was the President and CEO of Enterprise Asset Management, Inc. From December 2003 to September 2009, Mr. Shalam was a senior partner and director of acquisitions for Taconic Investment Partners, a fully integrated real estate investment and development company. From April 2001 to December 2003, Mr. Shalam was director of acquisitions for the Kaufman Organization. From 1992-1996 and 1998-2000, Mr. Shalam was employed by the Company, most recently as VP for Strategic Planning. Mr. Shalam is a member of the Advisory Board of the Institute of Urban Research at the University of Pennsylvania where he is also the professor of Real Estate Entrepreneurship at the Wharton School. He is a former trustee for the Trinity School in New York City and a former member of the board of directors of Good+ Foundation, a not-for-profit entity. Mr. Shalam received his BS-Economics from the Wharton School of the University of Pennsylvania and his MBA from the Harvard Business School. Mr. Shalam’s qualifications to serve on the Board include his extensive leadership experience and knowledge of real estate, corporate finance, and investment strategy gained throughout his real estate investment career.

Beat Kahli, 57, was nominated for election to the Board of Directors in 2021. Mr. Kahli is a seasoned entrepreneur with decades of experience investing in and building successful businesses, with a focus on real estate and related businesses.  Mr. Kahli currently serves as the founder and CEO of Kahli Holding AG and Avalon Park Group, a real estate development company based in Orlando, Florida.  He also serves as the CEO and as a member of the Board of Directors of sitEX Properties Holding AG, an owner managed real estate company with activities in Switzerland and the United States. Mr. Kahli serves as a Managing Member and holds a 66.67% membership interest in GalvanEyes LLC. Mr. Kahli currently serves on the board of directors of Advent Health Orlando, one of the largest non-profit health systems in the U.S.  He has also served on the boards of many community not-for-profit organizations, including the Red Cross of Florida, the Central Florida YMCA, the University of Central Florida’s Health and Public Affairs and the Florida Hospital Orlando. Mr. Kahli’s qualifications to serve on the Board include his demonstrated entrepreneurial success, his leadership ability, and his over 30 years of experience in the real estate, investment banking, and financial consulting industries.  His ability to develop strategic alliances and joint venture relationships will benefit the Company’s businesses and his current and prior board service will give him an understanding of the issues facing the Company and its board of directors, allowing him to provide valuable advice and direction.

MANAGEMENT RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct

The Company operates in accordance with a plan of corporate governance that is designed to define responsibilities, set high standards of professionalism and personal conduct, and assure compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance and modifies its corporate governance plan accordingly.

It is the policy of the Company that it maintains a standard Code of Business Conduct, Ethics and a Whistleblower or Complaint Procedure that clearly define the organization’s expectations of its employees regarding ethical and honest business conduct. The aforementioned Code of Business Conduct and Whistleblower Policy aids management in preventing and identifying possible fraudulent acts within the Company. The Company’s Code of Business Conduct and Ethics for Officers and Directors (the “Code of Ethics”) prohibits our directors, named executive officers (collectively, the “Named Executive Officers" each, a “Named Executive Officer"), other officers, and key accounting and finance personnel from buying or selling our common stock for at least three business days after material nonpublic information is released to the public and fifteen days prior to the end of each fiscal quarter through three business days after the Company’s quarterly and annual earnings releases. The Company communicates its Code of Ethics to all of its employees and posts it on its corporate website. The Company does not have a formal written compensation recovery policy. However, it reserves the right to create such a policy in the future.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently separate. Mr. John J. Shalam serves as the Company’s Chairman and Mr. Lavelle serves as the Company’s Chief Executive Officer. The Board believes that this structure is the most appropriate structure at this time. Mr. Shalam is not an independent director and is the former President and Chief Executive Officer of the Company. The directors of the Board believe that Mr. Shalam’s in-depth knowledge of, and former management responsibility for, the Company’s business make him the best qualified director to serve as our Chairman.

Board’s Role in Risk Oversight

Our Board of Directors is responsible for consideration and oversight of risks facing the Company. In order to ensure that material risks are identified and managed appropriately, the Board and its committees regularly review material financial and other risks with management. The Audit Committee discusses major areas of financial risks with our independent registered accounting firm. In addition, the Company’s risk oversight process involves the Board receiving information from management on a variety of matters, including operations, finance, regulatory, and strategic, as well as information regarding any material risks associated with each. The full Board, or the appropriate Board committee, receives this information through updates from management which enable it to understand and monitor the Company’s risk management practices.

Board of Directors

The Board of Directors currently has four standing committees (the Audit Committee, Compensation Committee, Affiliate Transaction Committee, and the Nominating and Governance Committee), and may also, in accordance with the Company’s By-laws, appoint other committees from time to time.  The members and functions of these committees are described below.  The Board of Directors has adopted written charters for the Audit Committee, Compensation Committee, and the Affiliate Transaction Committee, current versions of which are available in print to any shareholder who submits a request in writing to the Company’s Corporate Secretary at its New York office located at 180 Marcus Blvd., Hauppauge, NY 11788.

The Company’s Board of Directors held six (6) meetings and acted by consent six (6) times during the fiscal year ended February 28, 2021. Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, and all committee meetings of each committee on which he or she is a member, as well as the Company's annual meetings of shareholders. All board members attended last year’s annual meeting of shareholders. Each director attended 75% or more of the aggregate number of Board and related committee meetings held during the fiscal year ended February 28, 2021.

Audit Committee

The Audit Committee of the Board of Directors, which held five (5) meetings and acted by consent once during the fiscal year ended February 28, 2021, currently consists of three members, namely, John Adamovich, Jr., Chairman, Peter A. Lesser, and Denise Waund Gibson, all of whom qualify as “independent directors” and as Audit Committee Members under the Nasdaq Stock Market ("Nasdaq") corporate governance rules. All members of the Audit Committee possess the required level of financial literacy and the Board has determined that at least one member, Mr. Adamovich, meets the current standard of “audit committee financial expert”, as defined in Item 407 of Regulation S-K.

The Audit Committee operates pursuant to the VOXX International Corporation Audit Committee Charter. The Company’s independent auditors report directly to the Audit Committee. The Audit Committee, consistent with SEC rules, meets with management and the Company's independent external auditors prior to the filing of officer certifications with the SEC for the purpose of receiving information concerning, among other things, any significant deficiencies in the design or operation of the Company's internal controls.

Compensation Committee

The Compensation Committee of the Board of Directors, which held five (5) meetings and acted by consent once during the fiscal year ended February 28, 2021, currently consists of three members, namely, Messrs. Lesser, Chairman, and Adamovich, and Ms. Gibson, each of whom qualify as “independent directors” under the Nasdaq corporate governance rules and as “outside directors” under the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee has the responsibility of establishing, implementing, and monitoring adherence to the Company’s executive compensation policies and practices, overseeing and administering the Company’s stock option plan and restricted stock plan, and approving equity awards and non-equity awards for all employees. The Committee’s responsibilities are further defined in the Committee’s Charter.

Affiliate Transaction Committee

The Affiliate Transaction Committee of the Board of Directors, which did not meet nor act by consent during the fiscal year ended February 28, 2021, currently consists of three members, namely, Ms. Gibson, Chairwoman, and Messrs. Lesser and Adamovich.

The Affiliate Transaction Committee has the authority to negotiate, review, and approve any and all transactions involving consideration of more than $1 million between the Company and any director, officer, or controlling shareholder of the Company.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors was formed on April 10, 2019, and consists of Ari Shalam, as well as three outside directors, including Ms. Gibson, Chairwoman, and Messrs. Lesser and Adamovich. The committee did not meet nor act by consent during the fiscal year ended February 28, 2021.

The Nominating and Governance Committee was established to coordinate and engender more effective communication among members of the Board, manage expectations at meetings of the Board and its committees, and provide oversight of the Company’s governance process.

Stock Ownership Guidelines

The Company does not currently have equity ownership targets for its Named Executive Officers or other executives, except for the equity ownership target set forth in Mr. Lavelle’s employment agreement (see discussion of Mr. Lavelle’s employment agreement on page 38 of this Proxy Statement).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of three independent directors, Peter A. Lesser, Denise Waund Gibson and John Adamovich, Jr.

Communications with Directors

Shareholders who wish to communicate with our directors to report complaints or concerns may do so by writing to them at the Company’s New York office location c/o Corporate Secretary, VOXX International Corporation, 180 Marcus Blvd., Hauppauge, NY 11788, or by sending an email to secretary@voxxintl.com. Any such communication should contain the security holder’s name, number of shares owned, length of time held, evidence of ownership, current address, and an indication of the particular director or committee to which the security holder would like to have the written communication sent, if any. Such comments or questions will be referred to members of the Audit Committee. All other questions or comments will be referred to the appropriate director.

Compensation of Directors

Prior to August 17, 2020, the Company’s non-management directors received an annual retainer of $50,000 plus $1,000 for each Board, Compensation Committee, Audit Committee, Nominating and Governance Committee, and Affiliate Transaction Committee meeting attended, whether by phone or in person. Chairs of each of the Audit, Compensation, and Affiliate Transaction Committee also received an additional $10,000 per year. Effective as of August 17, 2020, and currently, the Company’s non-management directors receive an annual retainer of $50,000 plus a $5,000 yearly meeting fee, which such yearly meeting fee represents the total compensation paid to non-management directors for all Board, Compensation Committee, Audit Committee, Nominating and Governance Committee, and Affiliate Transaction Committee meetings held. Chairs of each of the Compensation Committee and the Nominating and Governance Committee each received an additional $10,000 per year, and the Chair of the Audit Committee receives an additional $15,000 per year. In addition, during the fiscal year ended February 28, 2021, the Company’s non-management directors each received a one-time grant of 10,000 Restricted Stock Units, which were granted pursuant to the Company's 2014 Omnibus Equity Incentive Plan.

In connection with the COVID-19 employee and executive officer salary reductions implemented by the Company to help mitigate the operating and financial impact of the pandemic, effective April 6, 2020, the annual retainer, Board and committee meeting attendance fees, and the committee chairperson fees paid to our non-management directors were reduced by twenty percent (20%). Simultaneously with the elimination of the COVID-19 salary reductions for the Company’s employees and executive officers, the retainer reduction and the meeting and chairperson fee reductions were eliminated by the Company during the third quarter of Fiscal 2021, and all reductions taken were repaid during the fourth quarter of Fiscal 2021.

The following table discloses the cash, Restricted Stock Unit awards, and other compensation earned, paid, or awarded to each of the Company’s non-management directors during the fiscal year ended February 28, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation ($)	Total ($)
Peter A. Lesser	$73,800	$88,900	$—	$162,700
Denise Waund Gibson	$73,800	$88,900	$—	$162,700
John Adamovich, Jr.	$78,800	$88,900	$185	$167,885
Ari M. Shalam	$57,400	$88,900	$—	$146,300

Note: The columns which present "Option Awards", "Non-Equity Incentive Plan Compensation", and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted, as there is no information to report in these columns for the fiscal year ended February 28, 2021.

(1)

This column represents the value of Restricted Stock Units (each, an "RSU") granted pursuant to the Company's 2014 Omnibus Equity Incentive Plan (the "Plan"). Each RSU grant was approved by the Company’s Board of Directors on October 12, 2020, the grant date. The value presented is based upon “Fair Market Value”, as defined in the Plan, on the grant date. "Fair Market Value" is defined in the Plan as the mean of the highest and lowest quoted selling price of a share of the Company's Class A Common Stock on the grant date. The Fair Market Value on the grant date was $8.89 per share, and the closing price of the Company's Class A Common Stock was $8.79 per share.

PROPOSAL 2

APPROVAL OF ENTRY BY EYELOCK LLC INTO THE DISTRIBUTION AGREEMENT

AND THE TRANSACTIONS CONTEMPLATED THEREBY

Introduction; Background Information

The Company believes that the acceptance and use of biometrics has intensified across many industries on a global basis and anticipates that the iris authentication technology developed and marketed by EyeLock, a majority-owned subsidiary of the Company, will become more widely adopted by companies worldwide. Based on this belief, the Company began looking to enter into a possible strategic transaction to help move the technology marketed by EyeLock into untapped markets and further develop EyeLock’s business. Through the entry by EyeLock into the proposed Distribution Agreement with GalvanEyes, the Company seeks to leverage GalvanEyes’ customer network and knowledge of EyeLock’s biometric solutions to expand EyeLock’s presence in the market and build greater value for the Company’s stockholders.

In January 2020, the Company retained Imperial Capital, LLC (“Imperial Capital”), an investment banking firm, to advise the Company during the Company’s exploration of potential strategic transactions related to EyeLock.

In November 2020, as part of the strategic transaction process, the Company entered into a Standstill Agreement with Avalon Park International, LLC and Kahli Holding AG. Beat Kahli, the manager of GalvanEyes, is the sole manager and controlling member of Avalon Park International, LLC and controlling shareholder of Kahli Holding. Mr. Kahli is a nominee for election to the Company’s Board of Directors and owns, directly or indirectly, approximately 20% of the Company’s issued and outstanding Class A Common Stock. The Standstill Agreement was entered into in connection with an indication of interest by Mr. Kahli to potentially acquire a minority equity stake in EyeLock. During the Company’s evaluation of strategic opportunities related to EyeLock, including the potential transaction with Avalon Park International and Kahli Holding AG, it engaged in negotiations with a number of other parties, including entry into more than one dozen non-disclosure agreements with respect to potential strategic transactions.

On February 24, 2021, Mr. Lavelle, the Company’s President and Chief Executive Officer, and Mr. Kahli met and determined that it would be in the best interest of each of the Company, EyeLock and Mr. Kahli to enter the Distribution Agreement through which GalvanEyes would distribute EyeLock’s products in certain markets outside of the United States, along with certain markets domestically, in exchange for an exclusivity fee of up to $10 million. Under the Distribution Agreement, GalvanEyes may obtain membership interests represented by units in EyeLock pursuant to a put/call option arrangement. See “— Summary of Material Terms of the Distribution Agreement,” below.

On March 12, 2021, the initial draft of the Distribution Agreement was provided to EyeLock and the Company by GalvanEyes. During March 2021 and April 2021, the Company, EyeLock and GalvanEyes engaged in further negotiations with regard to the Distribution Agreement and the transactions contemplated thereby, including the potential issuance of membership interests represented by units of EyeLock to GalvanEyes (the “Transaction”).

The Distribution Agreement was entered into on April 29, 2021, subject to the satisfaction of closing conditions including the approval of each of the Company’s Board of Directors and the Company’s stockholders.

On April 30, 2021, the Company engaged Imperial Capital to evaluate the Distribution Agreement and provide the Board with an opinion as to the fairness to the Company, from a financial point of view, of the Distribution Agreement.

On May 25, 2021, the Board reviewed and approved the Transaction following receipt of the oral opinion of Imperial Capital, which was confirmed in writing by delivery of Imperial Capital’s written opinion addressed to the Board dated May 25, 2021 (the “Fairness Opinion”). For more information regarding the Fairness Opinion, see “— Opinion of Imperial Capital, LLC,” below.

The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, as amended, or the DGCL, which is described in more detail under “— Section 203 of the DGCL,” below. As a direct or indirect beneficial owner of more than 15% of the outstanding voting stock of the Company, Mr. Kahli is an “interested stockholder” under Section 203 of the DGCL. Mr. Kahli did not seek, and the Board did not provide, advance approval of Mr. Kahli becoming an interested stockholder or the transaction pursuant to which Mr. Kahli became an interested stockholder. Accordingly, under Section 203 of the DGCL, the Company is currently prohibited from participating in a “business combination” with Mr. Kahli or his affiliates, including GalvanEyes, until April 24, 2023, unless holders of at least 66 2/3% of the issued and outstanding shares of Common Stock, excluding any shares beneficially owned, directly or indirectly, by Mr. Kahli, approve such transaction.

On May 25, 2021, Imperial Capital orally rendered its opinion to the Board, which was subsequently confirmed in writing by delivery of Imperial Capital’s written opinion addressed to the Board dated May 25, 2021, as to, as of May 25, 2021, the fairness to the Company, from a financial point of view, of the Distribution Agreement by and between GalvanEyes and EyeLock LLC, the Company’s majority-owned subsidiary.

Imperial Capital’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness to the Company, from a financial point of view, of the Distribution Agreement, and did not address any other terms, aspects or implications of the Distribution Agreement, or any agreements, arrangements or understanding entered into in connection with the Distribution Agreement. The summary of Imperial Capital’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix B to this Proxy Statement, and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Imperial Capital in connection with the preparation of its opinion. Neither Imperial Capital’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Board, the Company, EyeLock or any security holder as to how to act or vote on any matter relating to the Distribution Agreement or otherwise.

Summary of Material Terms of the Distribution Agreement

Pursuant to the proposed Distribution Agreement, GalvanEyes would become the exclusive distributor of EyeLock products in the European Union, Puerto Rico, Malaysia, and Singapore, along with the U.S. residential real estate market and specific U.S. Government agencies. The Distribution Agreement would also allow GalvanEyes to distribute EyeLock’s products in other markets with EyeLock’s consent. In return for the granting of such rights, for the initial two years of the term of the Distribution Agreement, GalvanEyes will pay EyeLock an annual fee equal to the amount of EyeLock’s operating losses, if any, up to $5.0 million, which will be paid on a quarterly basis. Such fees will be reduced by the gross profits, if any, on sales of EyeLock products under the Distribution Agreement.

The Distribution Agreement additionally establishes a put/call arrangement between the parties, whereby after the initial two-year period of exclusivity, or in the event of EyeLock conducting an initial public offering or entering into a change of control transaction, GalvanEyes has the right to put the exclusivity back to EyeLock in return for a 20.0% ownership interest in EyeLock. Concurrently, the Distribution Agreement grants EyeLock the right to call the exclusivity at any time during the term of the Distribution Agreement in exchange for granting GalvanEyes a 20.0% equity interest in EyeLock. In the event that GalvanEyes exercises its put option or EyeLock exercises its call option, the existing holders of EyeLock membership interests will have their interests diluted accordingly.

The Distribution Agreement has an initial term of three years, and automatically renews for successive one-year terms unless a party thereto provides notice of nonrenewal at least 90 days prior to the end of the then-current term. The Distribution Agreement contains customary representations and warranties and indemnification obligations with respect to each of EyeLock and Galvan Eyes.

Section 203 of the DGCL

Section 203 of the DGCL is an anti-takeover statute that was generally designed to prevent abusive takeover tactics by certain stockholders of a Delaware corporation. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless:

•

prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time that such stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines “business combinations” to include the following:

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;
•

any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (except proportionately as a stockholder of such corporation) to or with the interested stockholder of assets of the corporation or any majority-owned subsidiary having a market value equal to 10% or more of either the market value of all the corporation’s assets or the market value of all the corporation’s or subsidiary’s stock;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or any majority-owned subsidiary of any stock to the interested stockholder;
•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock (or securities convertible into the stock) of the corporation or any majority-owned subsidiary which is owned by the interested stockholder; or

•

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the four preceding bullet points) provided by or through the corporation or any majority-owned subsidiary.

Section 203 of the DGCL generally defines an “interested stockholder” as any individual or entity that, together with its “affiliates” and “associates”:

•	is the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation; and
•

is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such individual or entity is an interested stockholder.

Background of GalvanEyes, LLC and its Relationship with the Company

GalvanEyes is a Florida limited liability company of which Mr. Kahli is a Managing Member. As of the date of this Proxy Statement, Mr. Kahli owns, directly or indirectly, approximately 20% of the Company’s issued and outstanding

Class A Common Stock. The Board believes that the terms of the Distribution Agreement are equal to or better than terms that EyeLock could have received from an unaffiliated third party, if at all.

Opinion of Imperial Capital, LLC

On May 25, 2021, Imperial Capital orally rendered its opinion to the Board, which was subsequently confirmed in writing by delivery of Imperial Capital’s written opinion addressed to the Board dated May 25, 2021, based upon and subject to the qualifications, procedures, limitations, and assumptions set forth therein, as to the fairness to the Company, from a financial point of view, of the Distribution Agreement by and between GalvanEyes and EyeLock, the Company’s majority-owned subsidiary.

Imperial Capital’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness to the Company, from a financial point of view, of the Distribution Agreement, and did not address any other terms, aspects or implications of the Distribution Agreement, or any agreements, arrangements or understanding entered into in connection with the Distribution Agreement. The summary of Imperial Capital’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix B to this Proxy Statement and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Imperial Capital in connection with the preparation of its opinion. Neither Imperial Capital’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Board, the Company, EyeLock or any security holder as to how to act or vote on any matter relating to the Distribution Agreement or otherwise.

In connection with this opinion, Imperial Capital has made such reviews, analyses, and inquiries as Imperial Capital has deemed necessary and appropriate under the circumstances. Imperial Capital has, among other things:

(i)	Analyzed certain historical business and financial information relating to EyeLock that Imperial Capital deemed to be relevant to its analysis;
(ii)	Reviewed certain internal financial forecasts and budgets for EyeLock prepared and provided by both the Company’s and EyeLock’s management (the “financial forecasts”);
(iii)	Reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and Annual Report on Form 10-K for the fiscal year ended February 28, 2021;
(iv)	Conducted discussions with certain members of the Company’s and EyeLock’s management to discuss the operations and future prospects of EyeLock;
(v)	Reviewed and discussed the Distribution Agreement with both the Company and EyeLock management teams;
(vi)	Reviewed public information with respect to certain other public companies and business lines and financial profiles which Imperial Capital deemed to be relevant;
(vii)	Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which Imperial Capital deemed relevant;
(viii)

Conducted a discounted cash flow analysis that relied on the detailed revenue and expense projections prepared by management of the Company and EyeLock that reflected the financial and operations facts and circumstances specific to EyeLock and a market multiple for terminal value;

(ix)	Reviewed certain publicly available research reports and other industry public announcements; and
(x)	Considered such other information, financial studies, analyses, and investigations and financial, economic and market criteria that Imperial Capital deemed relevant.

In preparing its opinion, Imperial Capital relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information it reviewed, and did not assume responsibility for independent verification of such information or conducted or was furnished with any current independent valuation or appraisal of any assets, properties or liabilities (contingent or otherwise) of EyeLock. With respect to the financial forecasts and other information provided to Imperial Capital by the management of the Company and EyeLock, Imperial Capital assumed that the financial forecasts were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of management of the Company and EyeLock as to the future financial performance of EyeLock and the other matters covered thereby. At the direction of the Board, Imperial Capital used the financial forecasts in performing its analyses and in arriving at its opinion. Imperial Capital assumed no responsibility for the assumptions, estimates, and judgments on which the financial forecasts and the other financial information are based, and Imperial Capital expressed no opinion with respect to the financial forecasts and the other financial information. In addition, Imperial Capital was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company, EyeLock or its respective subsidiaries, nor was Imperial Capital furnished with any such evaluations or appraisals. Imperial Capital has undertaken no independent analysis of any potential or actual litigation, possible unasserted claims or other contingent liabilities to which the Company or EyeLock is or may be a party or is or may be subject. With regard to the information provided to it by the Company and EyeLock, Imperial Capital also relied upon the assurances of management of the Company and EyeLock that they were unaware of any facts or circumstances that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital also assumed that there has been no material change in assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Company or EyeLock since the date of the most recent financial statements made available to Imperial Capital. With the Board’s consent, Imperial Capital also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the transactions contemplated under the Distribution Agreement (the “Transaction”), no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or EyeLock or the Transaction, and the Transaction was consummated in accordance with the terms of the Distribution Agreement and other documents made available to Imperial Capital, without waiver, modification or amendment of any term, condition or agreement therein that was material to its analysis.

Imperial Capital relied upon the fact that the Transaction was consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations. In rendering its opinion, Imperial Capital assumed, with the Company’s consent that (i) the final executed Distribution Agreement was the correct version to be analyzed, (ii) the parties to the Distribution Agreement would comply with all the material terms of the Distribution Agreement, and (iii) the Distribution Agreement had been duly executed by all parties without any subsequent adverse waiver(s) or amendment(s) of any material term(s) or condition(s) thereof. Imperial Capital also assumed that all governmental, regulatory, or other consents and approvals, if any, had been obtained.

Imperial Capital’s opinion was necessarily based upon financial, monetary, economic, market and other conditions as they existed and could be evaluated on, and the information made available to Imperial Capital as of the date of the opinion, and Imperial Capital assumed no responsibility for updating, revising, or reaffirming its opinion based on circumstances, developments or events arising or occurring after the date of the opinion. As the Board is aware, the credit, financial and stock markets, and the industry in which EyeLock operates have been and remain subject to volatility and uncertainty, and Imperial Capital expressed no view as to the impact of such volatility and uncertainty after the date of the opinion on the Company, EyeLock or the Transaction.

It is understood that the opinion is for the use and benefit of the Board in connection with the Transaction. The opinion only addressed the fairness to the Company, from a financial point of view. The opinion did not constitute a recommendation as to how shareholders of the Company should vote or act in connection with the Distribution Agreement or any aspect thereof. The opinion did not address the merits of the underlying decision by the Company to engage in the Distribution Agreement or the relative merits of any strategic or financial alternatives that may be available to the Company. The opinion did not address the solvency, creditworthiness, or fair value of the Company, EyeLock or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, nor does it address the tax or legal consequences of the Transaction to the Company, its shareholders, or any other party. The opinion did not constitute advice or a recommendation to the Board, the Company, EyeLock or any security holder as to how it should act or vote on any matter relating to the Transaction or otherwise. Imperial Capital was not requested to, and it did not try to identify any third parties who may be interested in participating in a transaction similar to the Transaction or entering into a distribution agreement similar to the one executed by EyeLock and GalvanEyes. Neither the opinion nor any other advice or information provided by Imperial Capital, whether oral or written, may be reproduced, disseminated, quoted, or referred to at any time without Imperial Capital’s prior written consent, except that the Company and/or EyeLock may reproduce a copy of the opinion in full and in any document that is required to be filed with the U.S. Securities and Exchange Commission and is required to be mailed to the holders of the Company common stock. Imperial Capital expressed no opinion as to what the market price or value of the Company common stock will be after the announcement of the Transaction. Imperial Capital also expressed no opinion about the amount or nature of the compensation to the Company’s or EyeLock’s officers, directors or employees, or class of such persons in connection with the Transaction relative to the consideration in the Transaction or otherwise.

Imperial Capital is not opining on, and the opinion did not constitute an opinion with respect to, the Company’s or EyeLock’s underlying business decision to execute the Distribution Agreement or consummate the Transaction, any legal, tax or accounting issues concerning the Distribution Agreement, or any terms contained in the Distribution Agreement (other than as to the fairness to the Company, from a financial point of view).

Set forth below is a summary of the material financial analyses reviewed by Imperial Capital with the Board on May 25, 2021 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Imperial Capital. The order of the analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Imperial Capital. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before May 25, 2021, and is not necessarily indicative of then-current market conditions.

The following summary of Imperial Capital’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the Distribution Agreement. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Imperial Capital’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses. Imperial Capital did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness of the Distribution Agreement. Imperial Capital did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its opinion.

Summary of Imperial Capital’s Financial Analysis

Discounted Cash Flow Analysis

Imperial Capital performed a discounted cash flow analysis of EyeLock. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the net present value of its estimated future cash flows. Imperial Capital performed a discounted cash flow analysis of the projected unlevered free cash flows of EyeLock, based on the financial forecasts, for the fiscal years 2022 through 2026. Imperial Capital defined “free cash flow” as cash flows available to stakeholders. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing an appropriate cost of capital for the discount rate. For purposes of its discounted cash flow analysis, Imperial Capital utilized and relied upon the financial forecasts provided by management of the Company and EyeLock, which included a financial forecast for the fiscal years 2022 through 2026. For further information regarding the financial forecasts, see “— Unaudited Financial Forecasts of EyeLock,” below.

Imperial Capital used discount rates ranging from 15.9% to 19.9% for EyeLock based on an estimated weighted average cost of capital (“WACC”) to discount the projected unlevered free cash flows and terminal value. The discount rates were selected based upon the application of Imperial Capital’s professional judgment and experience and were based on Imperial Capital’s estimated WACC using the capital asset pricing model and information derived from the selected public companies. Imperial Capital calculated EyeLock’s unlevered free cash flows by taking earnings before interest and tax, subtracting taxes, adding back depreciation and amortization, and subtracting capital expenditures and changes in net working capital. Imperial Capital used the Exit Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) Multiple method to derive a multiple range from 14.3x to 18.3x in fiscal year 2026 to calculate EyeLock’s terminal value.

Based on these assumptions, Imperial Capital’s discounted cash flow analysis resulted in a range of implied enterprise values for EyeLock of $17.5 million to $21.5 million.

Selected Public Companies Analysis

Imperial Capital performed a selected public company analysis for EyeLock. Although none of these selected public companies is directly comparable to EyeLock, Imperial Capital selected these companies for its analysis based on their relative similarity, primarily in terms of historical and projected financial performance, profitability, revenue and earnings composition and growth prospects, to that of EyeLock. Imperial Capital analyzed the companies set forth below based on their relative similarity to EyeLock, primarily in terms of business model with certain adjustments as a result of differences in size, operational stability, diversified product lines and end markets. In particular, Imperial Capital noted that certain of the selected public companies with a total enterprise value below $100 million (“Sub $100MM TEV Companies”) had the most relative similarity to EyeLock due to their relative size.

•	Gentex Corporation
•	Synaptics Incorporated
•	secunet Security Networks Aktiengesellschaft
•	ELAN Microelectronics Corporation
•	Fingerprint Cards AB (publ)
•	OneSpan Inc.
•	Mitek Systems, Inc.
•	IDEX Biometrics ASA
•	Ipsidy Inc.

Sub $100MM TEV Companies

•	NEXT Biometrics Group ASA
•	Facephi Biometria, S.A.
•	Nxt-ID, Inc.
•	Precise Biometrics AB (publ)
•	Aware, Inc.
•	Suprema ID Inc.
•	ImageWare Systems, Inc.
•	SmartMetric, Inc.
•	BIO-key International, Inc.

The table below summarizes observed historical and projected financial performance for the selected public companies, as well as (i) multiples of enterprise value to the last 12 months (“LTM”) revenue (“Revenue”), estimated fiscal year 2021 Revenue and estimated fiscal year 2022 Revenue (ii) multiples of enterprise value to the LTM EBITDA, estimated fiscal year 2021 EBITDA and estimated fiscal year 2022 EBITDA, in each case, for the selected public companies as of May 25, 2021. The Revenue and EBITDA estimates for fiscal year 2021 and fiscal year 2022 in the table below for the selected public companies were derived based on publicly available information. For purposes of its analysis, Imperial Capital used certain publicly available historical financial data and equity analyst estimates for the selected public companies.

Enterprise Value /LTM 2021E 2022E LTM 2021E 2022E Revenue Revenue Revenue EBITDA EBITDA EBITDA Mean 5.1x 4.5x 4.3x 32.2x 18.9x 16.1x Median 4.4x 4.1x 3.9x 22.8x 15.8x 13.1x Mean 3.7x 3.7x 3.1x 56.6x 26.3x 16.3x Median 3.9x 3.6x 3.1x 56.6x 26.3x 16.3x Overall Sub $100MM TEV

None of the selected public companies were identical to EyeLock. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of EyeLock.

Imperial Capital then used an illustrative range of multiples derived from the selected public companies to calculate a range of implied enterprise values for EyeLock based on the financial forecasts described in this Proxy Statement.  For further information regarding the financial forecasts, see “— Unaudited Financial Forecasts of EyeLock,” below. The ranges of multiples used by Imperial Capital were chosen by Imperial Capital utilizing its professional judgment and experience, taking into account Imperial Capital’s review of the multiples of the selected public companies. Imperial Capital then applied the illustrative range of multiples of the Sub $100MM TEV Companies to EyeLock’s estimated revenue for the fiscal year of 2022. This analysis resulted in a range of implied enterprises values for EyeLock of $10.5 million to $14.5 million.

Selected Relevant Transactions Analysis

Imperial Capital reviewed publicly available information related to precedent transactions listed in the below table. The selection of these transactions was based, among other things, on EyeLock’s industry, the relative size of the transaction, and the availability of public information related to the selected transaction, with certain adjustments as a result of differences in size, operational stability, diversified product lines and end markets. The selected transactions indicated (i) enterprise value to LTM Revenue multiples with a mean of 1.8x and a median of 1.6x and (ii) enterprise value to LTM EBITDA multiples with a mean of 16.6x and a median of 13.1x.

Close Date Target Acquirer Pending Zoloz Co., Ltd (EyeVerify) NANov-20AFIX Product Line of Maxar Technologies Aware, Inc.Sep-20 Business of Delaney Secure Ltd Fulcrum Biometrics, LLCApr-20 Fulcrum Biometrics, LLC Fujitsu Frontech North America Inc.Feb-20 Biosite Systems Ltd ASSA ABLOY AB (publ) Feb-20 Multi Modal Biometric Authentication Platform of AimBrain Solutions Ltd BioCatch Ltd.Jan-20 Ecertic Digital Solutions SL Facephi Biometria, S.A.Oct-19 International Identity Solutions Business of De La Rue plc HID Global Corporation Feb-19 Biometric Identity Systems Argus Global Pty Ltd.Sep-18 Cross Match Technologies, Inc. HID Global Corporation Jul-18 Emotion Reader Kairos Apr-19 Gemalto Thales Jan-18 Confirm Inc. Facebook Jun-17 Delta ID Inc. Fingerprint Cards AB (publ) May-17 3M Cogent, Inc. and 3M's Document Reader and Secure Materials Businesses Gemalto N.V.

Close Date Target Acquirer Mar-17 Nu Data Security Mastercard Feb-17 Real Face Apple Inc.Feb-17 Nex ID Biometrics LLC Precise Biometrics AB (publ) Nov-16 Facio Metrics Facebook Nov-16 Agnitio Nuance Communications Sep-16 Zoloz Co., Ltd (Eye Verify) Zhejiang Ant Small and Micro Financial Services Company, Ltd. (nka: Ant Group Co., Ltd.) Jun-16 ID scan Biometrics Ltd.GB Group plc Sep-14 SOFTPRO Gmb HK ofax Limited Oct-11 Silex Technology, Inc.Murata Machinery, Ltd.Jul-11L-1 Identity Solutions Inc. (nka: Morpho Trust USA, LLC.) Safran SA Dec-10 Activ Identity Corporation HID Global Corporation Sep-10 UPEK, Inc. Authen Tec, Inc.

No company or transaction utilized in the precedent transactions analysis was identical or directly comparable to EyeLock, the Distribution Agreement or the Transaction.

Imperial Capital then used an illustrative range of multiples derived from the selected transactions to calculate a range of implied enterprise values for EyeLock based on the financial forecasts described in this Proxy Statement. For further information regarding the financial forecasts, see “— Unaudited Financial Forecasts of EyeLock,” below. The ranges of multiples used by Imperial Capital were chosen by Imperial Capital utilizing its professional judgment and experience, taking into account Imperial Capital’s review of the multiples of the selected transactions.  Imperial then applied the illustrative range of multiples to EyeLock’s estimated revenue for the fiscal year of 2022. This analysis resulted in a range of implied enterprises values for EyeLock of $5.3 million to $9.3 million.

Summary of Analysis

The range of implied enterprise values for EyeLock that Imperial Capital derived by calculating the average of the enterprise values derived from its discounted cash flow analysis, its selected public companies analysis and its selected relevant transactions analysis was $11.1 million to $15.1 million. The resulting mean was $13.1 million.

Miscellaneous

Imperial Capital and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of its business, Imperial Capital and its affiliates may actively trade the debt and equity securities of the Company for Imperial Capital’s own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Imperial Capital provided to the Company, and may in the future provide or seek to provide to the Company and its affiliates and to the controlling shareholders of the Company, investment banking and other financial services. In connection with the above-described services, Imperial Capital received, and may in the future receive, compensation.

Imperial Capital is acting as financial advisor to the Board in connection with the Transaction and will receive a customary fee from the Company for its services, a portion of which was paid at the time Imperial Capital was retained by the Board and the balance of which was payable upon issuance and delivery of the opinion, regardless of the conclusions reached herein. No portion of Imperial Capital’s fee for the delivery of the opinion is contingent upon the conclusions reached in the opinion, nor is any portion contingent upon the consummation of the Transaction and no fee payable to any other financial advisor by the Board, or any other entity shall reduce or otherwise affect the fee payable to Imperial Capital. Additionally, pursuant to the terms of the engagement letter between Imperial Capital and the Company dated April 30, 2021, the Company has agreed to reimburse Imperial Capital for certain expenses and to indemnify Imperial Capital and certain related parties from certain liabilities arising from the engagement and the delivery of the opinion.

During the two years preceding the date of the opinion, Imperial Capital and its affiliates have had commercial or investment banking relationships with the Company for which Imperial Capital and its affiliates have received customary compensation. Such services by Imperial Capital and/or its affiliates during such period have included Imperial Capital and/or its affiliates acting as an exclusive financial advisor to the Company in connection with a potential transaction, for which Imperial Capital and/or its affiliates received $150,000.

Imperial Capital expressly consented to the attachment of its opinion as Appendix B to this Proxy Statement. The opinion will be available for any of the Company’s stockholders (or any representative of a stockholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours.

Unaudited Financial Forecasts of EyeLock

In connection with the Transaction, the management teams of EyeLock and the Company prepared forecasts relating to EyeLock that included forecasted future financial and operating performance. These forecasts were provided to Imperial Capital for use and reliance in its financial analysis in preparation of its opinion to the Board. A copy of the financial forecasts is attached hereto as Appendix C.

You should be aware that uncertainties are inherent in prospective financial information of any kind. None of EyeLock, the Company or any of their respective affiliates, advisors, officers, directors, managers or representatives has made or makes any representation or can give any assurance to any Voxx stockholder, or any other person regarding the ultimate performance of EyeLock compared to the information set forth in the financial forecasts or that any such results will be achieved. The financial forecasts were prepared, in the view of EyeLock’s and the Company’s management, on a reasonable basis and reflected the best currently available estimates and judgments when they were prepared. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results of EyeLock, and readers of this Proxy Statement are cautioned not to place undue reliance on these financial forecasts.

EyeLock uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring operating performance, including EyeLock’s use of EBITDA. While EyeLock believes that these non-GAAP financial measures provide meaningful information to help investors understand its operating results and to analyze EyeLock’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of EyeLock’s competitors due to potential differences in the exact method of calculation. Further, these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures.

The inclusion of the financial forecasts as Appendix C to this Proxy Statement should not be regarded as an indication that EyeLock, the Company or their respective affiliates, advisors, officers, directors, managers or representatives considered or consider the financial forecasts to be necessarily predictive of actual future performance or events, and the financial forecasts should not be relied upon as such.

Neither EyeLock’s nor the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts set forth herein, nor have they expressed nor will they express any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial forecasts.

Internal forecasts, such as those set forth herein, are inherently subjective in nature, susceptible to interpretation and, accordingly, are not guarantees that the result indicated by such forecasts will be achieved. The financial forecasts also reflect numerous assumptions made by management, including material assumptions that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of EyeLock or the Company. Accordingly, there can be no assurance that the assumptions made in preparing the financial forecasts upon which the following projected financial information was based will be realized and, in fact, may not have proven to have been, or may no longer be, accurate. There will be differences between actual and forecasted results, and the differences may be material. Furthermore, any assumptions and forecasts that are not realized in early periods could have a compounding effect on the financial forecasts shown for later periods − any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared. Neither EyeLock nor the Company intend to update or revise the financial forecasts.

Limitations on Future Transactions with GalvanEyes, LLC under this Proposal

If the GalvanEyes Proposal is approved, the Company and GalvanEyes, LLC will be authorized to enter into the transactions contemplated by the Distribution Agreement. Any future “business combination” (as defined in Section 203) between the Company or its affiliates and GalvanEyes consummated prior to the three-year anniversary of the date that Mr. Kalhi became an interested stockholder would require additional approval by the Company’s stockholders for purposes of Section 203 of the DGCL. The Board believes that, in order to attempt to execute the Company’s business plan, it is important for the Company to have the ability to enter into the transactions contemplated by the Distribution Agreement in order to establish an exclusive distribution network for EyeLock’s products and secure a guaranteed revenue stream to offset EyeLock’s losses.

Need for Stockholder Approval

Under Section 203 of the DGCL, the Company is currently prohibited from participating in any transaction with Mr. Kahli or his affiliates that may be deemed to be a “business combination” until April 24, 2023, unless holders of at least 66 2/3% of the issued and outstanding shares of the Common Stock, excluding any shares beneficially owned, directly or indirectly, by Mr. Kahli, approve such transaction. Section 203 does not prevent Mr. Kahli and his affiliates and associates from acquiring shares of Common Stock in the open market or in privately negotiated transactions or by means of a tender offer. Further, Section 203 does not prevent transactions in which the proportionate ownership of Mr. Khali does not increase as a result of such transaction. The potential issuance of membership interests represented by units in EyeLock constitutes a “business combination” under Section 203 of the DGCL.  As a result, the Company is seeking stockholder approval of the entry into the Distribution Agreement and such potential issuance of units thereunder.

Vote Required; Reason for the Transaction; Board Recommendation

Proposal 2, the Distribution Agreement Proposal, will be approved if the holders of 66 2/3% of the outstanding shares of Common Stock (excluding any shares owned or controlled by Mr. Kahli), voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal No. 2.

The Company believes that the Transaction will leverage GalvanEyes’ customer network and knowledge of EyeLock’s biometric solutions to expand EyeLock’s presence in the market. The Company anticipates that the Transaction will allow EyeLock to generate additional product sales (thereby generating increased revenue), increase EyeLock’s market penetration, position EyeLock as the preeminent company in the IRIS Biometric market, and build greater value for the Company’s stockholders.

For the foregoing reasons, the Board approved the entry of EyeLock into the Distribution Agreement and recommends that you vote all of your shares “FOR” the approval of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE DISTRIBUTION AGREEMENT PROPOSAL

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board has selected Grant Thornton LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending February 28, 2022, and has further directed that management submit the selection of Grant Thornton LLP for ratification by our shareholders. Grant Thornton LLP has audited the Company’s financial statements since Fiscal 2003. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

The Company has been informed by Grant Thornton LLP that, to the best of its knowledge, neither the firm, nor any member or associate thereof, has any direct financial interest, or any material indirect financial interest, in the Company or its affiliates.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accounting Fees and Services

For the fiscal years ended February 28, 2021 and February 29, 2020, the Company was billed the following fees by Grant Thornton LLP (and its affiliates) for services rendered during the fiscal year or for the audit in respect of that fiscal year:

Fee Type	2/28/2021	2/29/2020
	(In thousands)
Audit Fees (1)	$1,810	$2,272
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$165	$118
All Other Fees (4)	$—	$—
Total	$1,975	$2,390

(1)

Audit Fees are comprised of fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. It also includes fees for statutory audits of our international subsidiaries for the respective fiscal years.

(2)

Audit-Related Fees are comprised of fees for services that reasonably relate to the performance of the audit or review of the Company’s financial statements, including the support of business acquisitions.

(3)	Tax Fees are comprised of fees for tax compliance, tax planning, and tax consulting.
(4)	All Other Fees are comprised of fees for all other services not included within the specific categories listed above.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton LLP. The policy requires that all services Grant Thornton LLP may provide to the Company (including audit services and permitted audit-related and non-audit services) be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which such services are required to be subsequently reported to, and approved by, the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton LLP, provided such engagement will amount to fees of less than $50,000 and such engagement is subsequently reported to the Chairman of the Committee and reported to, and ratified by, the Committee.

All of the services for Audit Fees, Audit-Related Fees, Tax Fees, and all other fees referenced above were approved by the Audit Committee pursuant to Rule 2-01i(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

The Audit Committee considered the impact of any non-audit services provided to the Company by Grant Thornton LLP in Fiscal 2021 on the independence of Grant Thornton LLP from the Company in evaluating whether to appoint Grant Thornton LLP to perform the audit of the Company's financial statements and internal controls for the fiscal year ending February 28, 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2022

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee is responsible for the oversight of all aspects of the Company’s accounting and financial reporting processes, internal controls, and audit functions. Management has primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the Company’s system of internal controls. The Audit Committee has reviewed and discussed the Company’s financial statements with management.

Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits, in accordance with generally accepted auditing standards, of the Company’s financial statements and management’s assessment and effectiveness of internal controls. Grant Thornton LLP also has the responsibility of expressing an opinion on the financial statements of the Company.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021 (the “2021 Annual Report on Form 10-K”):

•

the Audit Committee discussed with Grant Thornton, LLP, with and without management present, the integrity of the Company’s accounting policies, internal controls, financial statements, and the quality of the Company’s financial reporting practices;

•	the Audit Committee reviewed and discussed the audited financials included in the 2021 Annual Report on Form 10-K with the Company’s management and Grant Thornton LLP;
•

the Audit Committee discussed with Grant Thornton, LLP the matters required to be discussed by Public Company Accounting Oversight Board Accounting Standard No. 1301, Communications with Audit Committees; and

•

the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP and satisfied itself as to Grant Thornton LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the February 28, 2021 audited financial statements and assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee:

John Adamovich, Jr., Chairman

Peter A. Lesser

Denise Waund Gibson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Affiliate Transaction Committee of the Board of Directors reviews all related party transactions involving aggregate consideration of more than $1 million between the Company and any of the Company’s controlling shareholders or members of the Board or officers or affiliates. All facts and circumstances surrounding each related party transaction may be considered. If the Affiliate Transaction Committee determines that any such related party transaction creates a conflict of interest or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the Committee prior to the Company entering into such transaction, or ratified thereafter. Transactions or relationships previously approved by the Committee or in existence prior to the formation of the Committee do not require approval or ratification.

Michael Lavelle, the son of Patrick M. Lavelle, has served as Vice President of Expeditor Sales since April 1, 2019. From March 2017 to March 2019, he served as Assistant Vice President of Expeditor Sales. He has been with the Company since 2003, and previously was an Expeditor Group Manager. Michael Lavelle’s annual aggregate compensation was $197,921 for the fiscal year ended February 28, 2021.

Thomas P. Jacobs II, the son of T. Paul Jacobs, has served as Senior Vice President of Klipsch Group, Inc. since March 2011. Thomas P. Jacobs II’s aggregate annual compensation was $834,940 for the fiscal year ended February 28, 2021.

Jeremy Stoehr, the son of Charles M. Stoehr, serves as Vice President of Web Services and has been with the Company since 2003. Jeremy Stoehr’s aggregate annual compensation was $127,570 for the fiscal year ended February 28, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the Summary Compensation Table, and all directors, nominees, and executive officers as a group. Unless otherwise indicated, the principal address of each of the shareholders below is c/o VOXX International Corporation, 2351 J Lawson Blvd., Orlando, Florida 32824. Except as otherwise provided, the table below relates to shares of the Company’s Class A and Class B Common Stock. The content of the table is based upon information supplied by the Company’s Named Executive Officers, directors, and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of June 4, 2021.

	Class A Common Stock			Class B Common Stock
Name and Address (1)	# of Shares		% of Class	# of Shares		% of Class
John J. Shalam	1,932,713	(2)	8.89%	2,144,152	(2)	94.83%
Patrick M. Lavelle	388,203		1.79%	—		—%
Denise Waund Gibson	32,100		*	—		—%
Beat Kahli (3)	4,405,190		20.34%	—		—%
Ari Shalam	19,067	(4)	*	38,934		1.72%
Loriann Shelton	14,674		*	—		—%
Charles M. Stoehr	13,673		*	—		—%
John Adamovich, Jr.	11,000		*	—		—%
Peter A. Lesser	10,000		*	—		—%
T. Paul Jacobs	23,500		*	—		—%
Oscar Bernardo	—		*	—		—%
All directors, nominees for director, and officers as a group (15 persons)	6,831,779		31.44%	2,183,086		96.55%

*	Less than one percent (1%).
(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.
(2)	Excludes 2,202 shares of Class A Common Stock and 116,802 shares of Class B Common Stock (which are entitled to 10 votes per share), held by Mr. Shalam’s three sons, including Mr. Ari Shalam.
(3)	Mr. Kahli’s principal address is c/o Avalon Park Group, 3680 Avalon Park Blvd., Suite 300, Orlando, FL 32828
(4)	The number of shares stated as “beneficially owned” excludes 10 shares of Class A Common Stock held for the benefit of Mr. Ari Shalam's son.

Security Ownership of More than Five Percent

The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent (5%) of the Company’s Class A Common Stock. The information contained in this table is based solely on statements in filings made with the Securities and Exchange Commission (the “SEC”) or other reliable information.

Name and Address of Other 5% Holders of Class A Common Stock	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Kahn Brothers LLC (1)	3,052,286	12.76%
555 Madison Avenue, 22nd Floor
New York, NY 10022
Dimensional Fund Advisors LP (2)	1,510,822	7.00%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
BlackRock Inc. (3)	1,349,272	6.20%
55 East 52nd Street
New York, NY 10055

(1)  Information reported is derived from a Schedule 13G of Kahn Brothers LLC dated and filed with the SEC on February 11, 2021.

(2)	Information reported is derived from a Schedule 13G/A of Dimensional Fund Advisors LP dated and filed with the SEC on February 12, 2021.
(3)	Information reported is derived from a Schedule 13G of BlackRock Inc. dated and filed with the SEC on February 2, 2021.

EXECUTIVE OFFICERS OF THE COMPANY

The following is a list of our executive officers as of February 28, 2021:

Name	Age	Date First Elected Officer	Title
Patrick M. Lavelle	69	1980	President and Chief Executive Officer
Charles M. Stoehr	75	1978	Senior Vice President and Chief Financial Officer
Loriann Shelton	64	1994	Senior Vice President and Chief Operating Officer
Ian Geise	49	2016	President, VOXX Accessories Corp.
T. Paul Jacobs	63	2011	President & Chief Executive Officer, Klipsch Group, Inc.
Edward D. Mas	60	2018	President and Chief Executive Officer, VOXX Automotive Corp.
Oscar Bernardo	60	2015	Chief Operating Officer, Klipsch Group, Inc.
Richard A. Maddia	62	1991	Vice President, Management Information Systems
Janine Russo	59	2018	Corporate Secretary

Mr. Patrick M. Lavelle was elected President and Chief Executive Officer of the Company in May 2005. From 1991 to 2005, Mr. Lavelle served as Senior Vice President of the Company. From 1980 to 1991, Mr. Lavelle held the position of Vice President. In 1993, Mr. Lavelle was elected to the Board of Directors and serves as a Director of most of the Company’s operating subsidiaries.

Mr. Charles M. Stoehr has been the Chief Financial Officer of the Company since 1978. In 1990, he was elected Senior Vice President of the Company. Mr. Stoehr was elected to the Board of Directors in 1987 and serves as a Director of most of the Company’s operating subsidiaries.

Ms. Loriann Shelton was appointed Chief Operating Officer in January 2016. She had previously held the position of Chief Accounting Officer since 2012 and Senior Vice President since 2006. During these periods, Ms. Shelton also served as the Chief Financial Officer of each of VOXX Electronics Corp. and VOXX Accessories Corp. (both subsidiaries of Voxx). From 1994 to 2006, Ms. Shelton was Vice President of Finance and Controller for VOXX Electronics Corp.

Mr. Ian Geise has been with VOXX Accessories Corp. since 2008 and has served as President since 2016. Prior thereto, he served as Senior Vice President of Marketing and Product Management, and prior to that, as Vice President of Marketing. Before joining VOXX Accessories, Mr. Geise worked for Sirius Satellite Radio and Direct TV.

Mr. T. Paul Jacobs was elected President and CEO of Klipsch Group, Inc. (“KGI”) in July 2011. Prior thereto, he served as the President of both Klipsch Audio Technologies and Jamo International, and as Executive Vice President, Chief Operating Officer and Vice President of Worldwide Sales for KGI. Mr. Jacobs also serves on the Audio Board of the Consumer Electronics Association.

Mr. Edward D. Mas has been with VOXX Automotive Corp. since 2010, and has served as President and Chief Executive Officer since March 1, 2018. He most recently served as Executive Vice President at VOXX Automotive Corp., and prior thereto he was employed for 11 years at Invision Automotive Systems. Before joining Invision, Mr. Mas worked for 16 years at Panasonic Automotive Systems as Head of Manufacturing.

Mr. Oscar Bernardo has been with Klipsch Group, Inc. (“KGI”) since 2006, prior to the Company’s acquisition of KGI in 2011, and has served as Chief Operating Officer of KGI since 2015. Prior thereto, he had served as President of Global Operations since 2014, and prior to that, as Senior Vice President of Sales and Operations. Before joining KGI, Mr. Bernardo worked for Audio Products International, Fineline Circuits Limited and Campeau.

Mr. Richard A. Maddia has held the position of Vice President of Management Information Systems of the Company since 1991. From 1996 to 2005, he was a member of the Board of Directors. Prior to joining the Company in 1986, Mr. Maddia held positions at Upjohn Healthcare Services, Associated Merchandise Corporation and Executive Life Insurance Company.

Ms. Janine Russo has held the position of Corporate Secretary of the Company since August 2018. She has been the Operations Support Administrator since 2017. She previously held the position of Administrative Assistant to the CFO and one of the Company’s senior vice presidents since her employment began with the Company in 2001. From 2004 to 2017, she also held the position of Building Coordinator.

Under the Company’s By-Laws, the officers of the Company hold office until their respective successors are chosen and qualified or until they have resigned, retired, or been removed by the affirmative vote of a majority of the Board of Directors. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was elected.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee:

Peter A. Lesser, Chairman

Denise Waund Gibson

John Adamovich, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes the Company's compensation philosophy, policies, and practices with respect to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the other individuals named in the “Summary Compensation Table” below, all of which are collectively referred to herein as the "Named Executive Officers". This CD&A includes information regarding the Company’s overall compensation objectives and each element of compensation that it provides. The Company’s compensation policies and practices were evaluated to ensure that they do not encourage excessive risk taking. It should be noted that performance-based compensation plans require participants to take on normal business risks to grow the business and maintain and/or increase its profitability. Management’s internal review included consideration of all employees of the Company based on classification, location, and operating unit. We do not structure performance-based programs to incentivize any employee, location, or operating unit to exceed a reasonable level of business risk. Based on this assessment, the Company concluded that it has a balanced pay and performance program.

The principal elements of our executive compensation programs are base salary, annual performance-based non-equity incentives and cash bonuses, equity incentive awards in the form of Restricted Stock Units, a supplemental executive retirement plan, a deferred compensation program, supplemental executive term life insurance and disability plans, Cash Bonus Profit Sharing Plan, certain perquisites and other benefits such as a 401(k) and Profit Sharing Plan with employer matching contributions and health and welfare plans that are generally available to all of our full-time employees. The Company’s objective is for the total compensation paid to executive officers and other employees to be competitive with the compensation provided to other persons with similar levels of responsibility at companies of similar size, complexity, revenue, and growth potential. The Company’s executive compensation practices recognize the caliber, level of experience and performance of management, and include meaningful incentives to maximize long term shareholder value while achieving the Company’s short-term financial objectives.

The Compensation Committee, which we will refer to in this CD&A as the “Committee”, reviews and approves compensation for the Company’s CEO, CFO, other Named Executive Officers, and its directors, subject to Board of Director approval. Periodically, the Committee reviews relevant competitive data provided by third party compensation professionals, its internal human resource department, and the observations and recommendations of the Company’s executive management. In addition, the CEO submits recommended compensation levels for other executive officers of the Company to the Committee for its review and approval. The Committee has the discretion to modify any compensation recommendations by management.

The Role of Company Executives in the Compensation Process

Although the compensation process is managed and driven by, and decisions are made by, the Committee, the recommendations of certain executive officers are considered in connection with setting the compensation of other executive officers. As described above, the CEO makes initial recommendations with respect to executive officers other than himself. Executive officers also participate in the preparation of materials requested by the Committee for use and consideration at Committee meetings. The Company bases its compensation plan on the Company’s performance. The Company conducted an internal study of the compensation plans for each of its CEO, CFO, Named Executive Officers, and other senior vice presidents and vice presidents to determine whether its compensation plans created risks that would be reasonably likely to have material adverse effects on the Company. In a report submitted to the Committee, the Company concluded that the Company’s compensation plans and framework of internal controls ensure that its compensation policies and practices will not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Policies

The Committee has designed the Company’s compensation program to promote individual performance and to be competitive with market practices in order to attract, retain, and motivate talented individuals in the Company's industries, taking into account relative size, performance, and geographic location as well as individual responsibilities and performance. The Company’s compensation program also seeks to hold its executives accountable and reward them appropriately for the success of the Company. Accordingly, the Committee strives to create an executive compensation program that is competitive as well as reflective of Company-wide strategic objectives and individual performance.

The Committee recognizes that certain elements of compensation are better suited to achieving different compensation objectives. The Committee believes that: (i) base salaries, which are based on market practices of similar companies, are designed to attract and retain our executives; (ii) bonuses are designed to motivate our executives to achieve specific corporate and personal performance goals and to share in the Company's profits; (iii) equity incentive awards are designed to align the interests of our executive officers and shareholders by motivating and rewarding executive officers when shareholder value increases and rewarding executive officers for continued future service; (iv) deferred compensation plans are designed to provide our executives with supplemental retirement benefits by permitting the deferral salary and bonuses with a limited employer matching contribution; (v) supplemental executive term life insurance and disability plans are designed to provide our executives and their families with supplemental benefits in accordance with market practices; and (vi) other elements of compensation are primarily based on market practices.

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Offer a total compensation package that is competitive with the compensation levels and practices of peer companies;
•	Motivate and reward executives whose performance is important to the Company’s continued growth, profitability, and success;
•	Align a portion of executive compensation to the Company’s financial strategic objectives and the executive’s individual contributions toward those objectives;
•	Align the interests of the Company’s executives with the long-term interests of its shareholders;
•	Motivate executives to work together to achieve corporate goals by linking annual cash incentives to the achievement of those corporate goals; and
•	Provide incentives that promote executive retention.

The Company’s compensation philosophy is designed to structure executive compensation so that it is dependent on the achievement of corporate objectives and long-term increases in shareholder value. The Company accounts for employee compensation in accordance with ASC 718 (“ASC 718”). In determining equity compensation awards for Fiscal 2021, we generally considered the potential expense of our compensation awards under ASC 718 and the impact on earnings per share. We concluded that the award levels are in the best interests of our shareholders given competitive compensation practices among our peer companies, the awards’ potential expense, our performance, and the impact of the awards on executive motivation and retention.

The Company’s philosophy for all general Company-wide benefits, such as retirement and health and welfare benefits, is to make these benefits available to employees on a non-discriminatory basis.

Principal Elements of our Executive Compensation Programs

This subsection describes the various elements of our compensation programs for our Named Executive Officers, with a discussion of the Committee’s reasons for including a particular item in the compensation program. The Company’s executive compensation program has six principal components that are discussed below.

Annual Base Salary

Annual base salary ranges are determined for each executive on a case-by-case basis based on position, the individual's level of responsibility and performance, and the unique value and historical contributions made to the Company’s success. The Committee reviews salaries each year as part of the Company’s annual performance review process, as well as upon a promotion or other change in job responsibility. The Committee reviews base salary recommendations from the CEO for executive officers other than the CEO. The Committee uses this review process in approving base salaries for our executive officers. The Committee believes that the base salaries for our executive officers are based on levels commensurate with amounts paid to executives with comparable qualifications at companies engaged in similar businesses or in the same region and are of similar size.

2021 Executive Incentive Bonus Plan

Executive bonuses are used to motivate individuals and to reward our executives for the achievement of the Company’s financial objectives and their individual performance goals. Bonus formulas are approved by the Committee at the beginning of the fiscal year and are paid on an annual basis after the completion of the fiscal year, with the exception of the put options earned by the KGI executives described below, which are deferred in accordance with the related employment contract.

For Fiscal 2021, Mr. Shalam’s bonus was 3% of consolidated pre-tax earnings of the Company (including certain adjustments). In accordance with this calculation, Mr. Shalam’s bonus for Fiscal 2021 was $1,015,719. The bonus calculations for Mr. Lavelle, Mr. Stoehr and Ms. Shelton for Fiscal 2021 are set forth in their respective employment agreements, the discussion of which is set forth below under the caption “Employment Agreements”.  In accordance with these calculations, Mr. Lavelle’s bonus, based on a percentage of Adjusted EBITDA, was $838,740; Mr. Stoehr’s bonus, which is also based on a percentage of Adjusted EBITDA, was $314,527; and Ms. Shelton’s bonus, which is likewise based on a percentage of Adjusted EBITDA was $352,027.

Mr. Jacobs’ bonus is determined by the achievement of performance goals (as determined by the Company’s CEO and the Committee), plus an EBITDA target for KGI (as determined by the Company’s CEO and the Committee). Mr. Jacobs is also entitled to a put option, which is determined by multiplying the cumulative after-tax net profit or loss of KGI (commencing March 1, 2011 (the “Jacobs Commencement Date”)) by 1.6%, and bearing interest at the same per annum rate the Company receives from its lead bank. For Fiscal 2021, Mr. Jacobs earned a bonus of $250,000 and $441,498 for the put option.

Mr. Bernardo’s bonus was determined by the achievement of performance goals (as determined by the CEO and the Committee), plus an EBITDA target for KGI (as determined by the Company’s CEO and the Committee). Mr. Bernardo is also entitled to a put option, which is determined by multiplying the cumulative after-tax net profit or loss of KGI (commencing March 1, 2011 (the “Bernardo Commencement Date”)) by 0.25%, and bearing interest at the same per annum rate the Company receives from its lead bank. For Fiscal 2021, Mr. Bernardo earned a bonus of $123,331 and $68,984 for the put option.

Non-equity incentives or bonuses for other executive officers are based upon targets considering various pre-tax profit or EBITDA thresholds and/or individual performance goals. Targets achieved may result in payments of specific dollar amounts awarded or up to 20% of the executive’s base salary. For those executives whose bonuses are based on 20% of his or her base salary, the Committee bases 50% of the executive's bonus on the achievement of corporate profitability targets during the fiscal year and 50% of the bonus on achievement of individual performance targets. The Committee believes that incentive cash bonuses should have an individual component that an executive directly contributes to and a corporate component that an executive indirectly contributes to. Individual performance objectives are determined by the executive to which the potential bonus recipient reports. At times, the Committee will approve additional discretionary cash bonus awards that the CEO recommends for certain executives based upon individual performance levels that exceed expectations or the successful completion of special strategic projects or events.

The Committee also reviews the unique circumstances involved in the recruitment of the Company’s executive officers and will approve the payment of hiring bonuses if, in the judgment of the Committee, such payments are necessary to successfully recruit certain executives.

Executive Stock-Based Compensation Awards

The Company’s Stock-Based Compensation Incentive Plan (the “Stock-Based Incentive Plan”) encourages participants to focus on long-term Company performance and provides an opportunity for our executives and designated key employees to increase their ownership in the Company through grants of Restricted Stock Units. The Stock-Based Incentive Plan provides for restricted stock grants and/or option grants to executive officers, employees, and outside directors. The purpose of the Company’s Stock-Based Incentive Plan is to provide additional incentive to individuals whose substantial contributions are essential to the continued growth and success of the Company’s business. Grants of Restricted Stock Units are designed to strengthen the recipients’ commitment to the Company, to motivate such persons to perform their responsibilities faithfully and diligently, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. Additionally, the purpose of the Stock-Based Incentive Plan is to secure, for the Company and its shareholders, the benefits of the incentive inherent in increased common stock ownership by our executives and non-employee members of the Board who drive, direct, and execute the Company’s strategic objectives.

The Committee administers the Company’s Stock-Based Incentive Plan for our executive officers, employees, and outside directors. Stock-Based compensation for our executive officers is primarily composed of restricted stock grants and is intended to focus our executives on creating long-term shareholder value. The Committee may grant stock options and stock awards to executives who are responsible for designing and implementing the Company’s long-range strategic plan. At its discretion, the Committee may also grant options and stock awards based on individual and corporate achievements. The Committee has the authority to grant options to purchase common stock, with an exercise price equal to or above the fair market value of the common stock on the date of grant. To date, the Committee has never elected to re-price outstanding options. For grants of Restricted Stock Units, on the settlement date of the awards, the Restricted Stock Units may be settled (at the sole discretion of the Company) in shares of the Company's Class A Common Stock or settled in cash based upon the closing price of the Company's Class A Common Stock on the settlement date. The Committee believes that the ability to provide stock options and stock awards to the Company's executive officers responsible for its management and growth may better align their interests with the interests the Company’s shareholders. The Stock-Based Incentive Plan also can promote the retention of our executives through the vesting provisions of the option and stock award grants and the potential upside for stock price appreciation. For these reasons, the Committee considers equity awards as an element of compensation when it reviews the Company’s executive officer compensation programs.

The Committee has the authority to approve grants made to the CEO, CFO, other executive officers and directors and, in certain cases, recommends grants to the entire Board for approval. The Committee determines the number of shares underlying each stock option grant or stock award based upon the level and years of service, the Company’s performance and an individual’s role and responsibilities. As discussed above, the Company typically reviews salaries, bonuses, equity awards, and other benefits on an annual basis. This process typically begins during the fourth quarter and is completed before the fiscal year-end (or shortly thereafter). In addition, if an executive officer or a designated key employee is hired during the year, the Committee may make a discretionary grant at the commencement of employment.

No stock options were awarded by the Company in Fiscal 2021, however Restricted Stock Units were awarded to certain Executive Officers as well as to the Company’s non-management directors. There were no outstanding stock options at the end of Fiscal 2021.

Supplemental Executive Retirement Plan

In 2014, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2014 Omnibus Equity Incentive Plan (the “Plan”), which was approved by the Company’s stockholders. Pursuant to the Plan, the Company may provide supplemental retirement income to the Chairman, executive officers, other employees and directors of the Company or its affiliates. Subject to certain performance criteria, service requirements and age restrictions, eligible employees may be eligible to receive restricted stock awards. Restricted Stock Unit awards vest on the later of three years from the date of grant or the grantee reaching the age of 65 years.

During the fiscal year ended February 28, 2021, the Company awarded a total of 82,627 Restricted Stock Units under the Plan to the Company’s five Named Executive Officers (including the Chairman and excluding the CEO, who did not receive an award) and the Company’s non-management directors, collectively, and awarded a total of 5,642 Restricted Stock Units to two (2) former officers of the Company under the Plan. The outstanding Restricted Stock Units for the Chairman and each Named Executive Officer are set forth in the "Outstanding Equity Awards at 2021 Fiscal Year End" table below.

Executive Deferred Compensation Plan

The Company has a non-qualified Deferred Compensation Plan for a select group of executives, including the Named Executive Officers. The Deferred Compensation Plan is intended to provide certain executives the ability to defer salary and bonuses in addition to those amounts that are permitted to be deferred under the Company’s 401(k) and Profit-Sharing Plan. The Deferred Compensation Plan provides for an employer matching contribution equal to 25% of an employee's deferrals up to $20,000 or a maximum employer matching contribution of $5,000 per year, which vests immediately. For Fiscal 2021, the Company continued its suspension of employer matching contributions to the Deferred Compensation Plan.  The Company is under no obligation to set aside any additional funds for the purpose of making payments thereunder.

The Deferred Compensation Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. All compensation deferred under the Deferred Compensation Plan is held by the Company in a “Rabbi” investment trust and invested by the participant among several mutual funds. Earnings and losses are allocated to the participant’s individual account. Company contributions are vested immediately. The Committee has the option of amending or terminating the Deferred Compensation Plan at any time. Contributions and earnings on those contributions and total account balances as of the end of the 2021 fiscal year are shown for our Named Executive Officers in the Nonqualified Deferred Compensation table on page 47 of this Proxy Statement.

Perquisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance plans, 401(k) and profit sharing plan, and Cash Bonus Profit Sharing Plan, in each case, on the same terms as all other Company employees. In addition, certain executives, including our Named Executive Officers, receive additional benefits, such as supplemental life insurance, supplemental short-term and long-term disability benefits, car allowances or mileage reimbursements, and reimbursement of business-related expenses.

Tax and Accounting Implications of the Executive Compensation Program

It is the Committee’s goal for the Company’s executive compensation programs to maximize the benefit of tax laws and accounting requirements while meeting the Company’s compensation policies and objectives. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s covered employees. Prior to 2018, if certain requirements were met, Section 162(m) exempted qualifying performance-based compensation from the $1 million limitation. However, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act (“TCJA”) eliminated the exception from the $1 million annual limit for qualified performance-based compensation and commissions, other than with respect to certain compensation “grandfathered” under the TCJA if the compensation is paid pursuant to a written binding contract which was in effect on November 2, 2017, and is not materially modified on or after that date. While the Company’s incentive plans were structured to qualify as performance-based compensation, an exemption will no longer be available for future tax years for any compensation not “grandfathered” under the TCJA.

The TCJA also broadened the definition of a "covered employee". The term "covered employee" now includes: (1) any person who served as Chief Executive Officer or the Chief Financial Officer, or acted as such at any point during the taxable year, (2) the three highest-paid officers other than the Chief Executive Officer or the Chief Financial Officer, and (3) any employee who was formerly a covered employee for any prior tax year beginning after December 31, 2016.

The Committee may in the future authorize compensation in excess of $1,000,000 to Named Executive Officers that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its shareholders.

Employment Agreements

Each Named Executive Officer, with the exception of John J. Shalam, the Chairman of the Board, has an employment agreement with either the Company or one of its wholly-owned subsidiaries. Each such employment agreement provides for severance pay and other benefits upon a termination of employment. Each Named Executive Officer’s employment agreement requires the payment of compensation to the executive when employment terminates under certain circumstances.

Patrick M. Lavelle

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract effective March 1, 2019 with Mr. Lavelle (the “CEO Employment Agreement”).  A copy of the CEO Employment Agreement was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the SEC on July 12, 2019.  All capitalized terms set forth in the below discussion of the CEO Employment Agreement are defined therein.

The CEO Employment Agreement will terminate at the end of five years, unless the Company, at least six (6) months prior to the expiration of the CEO Employment Agreement, notifies Mr. Lavelle in writing of its intent to extend the term beyond the original term.  Such written notice shall set forth the proposed length of Mr. Lavelle’s continued employment, which he may accept or reject.  If rejected, the CEO Employment Agreement shall expire at the end of the Employment Period.

During the term of the CEO Employment Agreement, the Company will pay Mr. Lavelle an annual base salary of One Million Dollars ($1,000,000) per annum.  Pursuant to the CEO Employment Agreement, Mr. Lavelle shall also be paid an annual bonus calculated as one percent (1%) of the Company’s Adjusted EBITDA up to and including $10.0 million, and two percent (2%) of the Company’s Adjusted EBITDA in excess of $10.0 million, with such $10.0 million threshold subject to adjustment for an acquisition, divestiture, or investment by the Company in excess of $5.0 million.  In addition, Mr. Lavelle will receive stock grants to further align his interests with those of the Company’s shareholders.  On March 1, 2019, Mr. Lavelle received a stock grant (in lieu of further participation in any of the Company’s stock incentive plans) of 200,000 shares of the Company’s Class A Common Stock, a grant of 100,000 shares of the Company’s Class A Common Stock was made on each of March 1, 2020, and March 1, 2021, and on

March 1, 2022, Mr. Lavelle is to receive an additional grant of 100,000 shares of the Company’s Class A Common Stock. All such grants are subject to a hold requirement equal to one year’s base salary of $1.0 million and subject to the terms of the CEO Employment Agreement.

The CEO Employment Agreement provides that Mr. Lavelle shall also receive from the Company a grant of the Company’s Class A Common Stock, or the equivalent in cash, up to a maximum value of $5.0 million based on the closing Nasdaq price of the Company’s Class A Common Stock exceeding $5.00/share (“Market Stock Units" or "MSUs”) during the five-year term of the CEO Employment Agreement in accordance with Schedule A to the CEO Employment Agreement.  The amount of MSUs to which Mr. Lavelle is entitled shall be determined based on the highest average closing Nasdaq price for any 90 consecutive calendar day period preceding each of the Third and Fifth Anniversary Dates. On the Third Anniversary Date, Mr. Lavelle shall become vested in MSUs equal to 80% of the value determined under Schedule A, which shall be distributed to him as soon as administratively practicable following the Third Anniversary Date. On the Fifth Anniversary Date, Mr. Lavelle shall become vested in MSUs equal to 20% of the value determined under Schedule A, which shall be distributed to him as soon as administratively practicable following the Fifth Anniversary Date.

If Mr. Lavelle’s employment terminates upon expiration of the CEO Employment Agreement, in addition to all Accrued Obligations, upon execution of mutual releases, Mr. Lavelle shall be entitled to receive a lump sum payment of One Million Dollars ($1,000,000), all stock-based compensation previously awarded shall be fully vested and distributed, and any vested MSUs shall be distributed.

If Mr. Lavelle’s employment is terminated by the Company without "Cause" or by Mr. Lavelle for "Good Reason" (which is defined to include, among other things, a Change of Control), the CEO Employment Agreement provides for post-employment benefits including payment of Accrued Obligations and, upon execution of mutual releases, a cash payment equal to two times his base salary as of the Date of Termination, a pro rata portion of the Average Bonus calculated as set forth in the CEO Employment Agreement, an amount equal in cash to the average of the Annual Cash Bonuses awarded in the two years immediately preceding the year in which the Date of Termination occurs, all stock-based compensation Mr. Lavelle would have been entitled to had his employment not been terminated will 100% vest and be distributed, and all MSUs which have not previously vested or been distributed shall become 100% vested and distributed to Mr. Lavelle.

Mr. Lavelle is subject to non-compete and non-solicitation restrictions during his employment and for 24 months following termination.  Mr. Lavelle and the Company are also subject to a mutual non-disparagement clause during the Employment Period and thereafter.

Effective March 1, 2020, in conformity with the Company’s cost-savings actions taken in response to the COVID-19 pandemic, Mr. Lavelle agreed in principle to take a twenty-five percent (25%) reduction to his overall compensation, which may have included cash and/or stock compensation. No reduction was taken, as based on the Company’s performance, all COVID-19 salary reductions for the Company’s employees and executive officers were restored and paid retroactively.

The above is a summary of the terms of the CEO Employment Agreement and is qualified in its entirety by reference to the CEO Employment Agreement.

Charles M. Stoehr

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract with Mr. Stoehr effective March 1, 2019 (the “CFO Employment Agreement”).  A copy of the CFO Employment Agreement was filed as Exhibit 10.2 to the Company’s Report on Form 8-K filed with the SEC on July 12, 2019.  All capitalized terms set forth in the below discussion of the CFO Employment Agreement are defined therein.

In accordance with the CFO Employment Agreement, the Company will pay Mr. Stoehr an annual base salary of Four Hundred Thousand Dollars ($400,000).  In addition, Mr. Stoehr will be paid a bonus calculated and paid at .375% of the Company’s Adjusted EBITDA up to and including $10.0 million, and .75% of the Company’s Adjusted EBITDA in excess of $10.0 million, with such $10.0 million threshold subject to adjustment for an acquisition, divestiture, or investment by the Company in excess of $5.0 million.

In the event of the termination of Mr. Stoehr’s employment by the Company without "Cause" or by Mr. Stoehr for “Good Reason”, Mr. Stoehr shall be entitled to certain payments and continuation of benefits depending on the reason for termination, as more specifically set forth in the CFO Employment Agreement. If his employment is terminated by the Company without "Cause" or by Mr. Stoehr for “Good Reason” which is defined to include a Change in Control, Mr. Stoehr shall be paid all Accrued Obligations, and upon execution of a mutual release, a pro rata portion of the Average Bonus, an amount in cash equal to the average of the Annual Cash Bonuses awarded in the two (2) years immediately preceding the year in which the Date of Termination occurs, all stock-based compensation shall become 100% vested and distributed, one year of Base Salary in twelve (12) equal monthly installments, and rights to indemnification and continuation of certain benefits.

Mr. Stoehr is subject to non-compete and non-solicitation restrictions during employment and for one year following termination and to non-disparagement during his employment and following termination.

Effective April 6, 2020, Mr. Stoehr and the Company entered into an amendment to the CFO Employment Agreement which provided for a 20% reduction in Mr. Stoehr’s Base Salary, which such reduction was to remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determined that it was financially prudent and in the best interest of the Company to restore the Base Salary. All salary reductions implemented by the Company to help mitigate the operating and financial impact of the pandemic, including that of Mr. Stoehr, were eliminated by the Company during the third quarter of Fiscal 2021, and the salary reductions taken were repaid to all employees during the fourth quarter of Fiscal 2021.

The above is a summary of the terms of the CFO Employment Agreement and is qualified in its entirety by reference to the CFO Employment Agreement.

Loriann Shelton

On July 8, 2019, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, authorized and approved a five-year employment contract with Ms. Shelton effective March 1, 2019 (the “COO Employment Agreement”).  A copy of the COO Employment Agreement was filed as Exhibit 10.3 to the Company’s Report on Form 8-K filed with the SEC on July 12, 2019.  All capitalized terms set forth in the below discussion of the COO Employment Agreement are defined therein.

In accordance with the COO Employment Agreement, the Company will pay Ms. Shelton an annual base salary of $450,000.  In addition, Ms. Shelton will be paid a bonus calculated and paid at .375% of the Company’s Adjusted EBITDA up to the Threshold (initially $10.0 million) minus $10.0 million (but never less than Zero); plus .75% of the Company’s Adjusted EBITDA in excess of the Threshold, as adjusted by the Board of Directors for acquisitions, divestitures and investments by the Company in excess of $5.0 million, minus $10.0 million, with no minimum Adjusted EBITDA required for the annual bonus to accrue and become payable and with no maximum cap on the annual bonus payable based upon the Company’s Adjusted EBITDA.

In the event of the termination of Ms. Shelton’s employment by the Company without "Cause" or by Ms. Shelton for “Good Reason”, which includes a voluntary retirement at any time after she attains 65 years of age, Ms. Shelton shall be entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the COO Employment Agreement. Additionally, if Ms. Shelton’s employment is terminated by the Company without "Cause" or by Ms. Shelton for “Good Reason” (which is defined to include a Change in Control), Ms. Shelton shall be paid all Accrued Obligations and, upon execution of a mutual release, a pro rata portion of the Average Bonus, an amount in cash equal to the average of the Annual Cash Bonuses awarded in the two (2) years immediately preceding the year in which the Date of Termination occurs, all stock-based compensation shall become 100% vested and distributed, one year of Base Salary in twelve (12) equal monthly installments, and rights to indemnification and continuation of certain benefits.  Upon expiration of the COO Employment Agreement, upon execution of a mutual release, Ms. Shelton shall receive all Accrued Obligations plus a lump sum payment of $450,000 and all stock-based compensation (including RSUs granted under the Plan) previously rewarded shall vest and be distributed.

Ms. Shelton is subject to non-compete and non-solicitation restrictions during employment and for twelve months following termination, and to non-solicitation and non-interference restrictions during her employment and for two years following termination.

Effective April 6, 2020, Ms. Shelton and the Company entered into an amendment to the COO Employment Agreement which provided for a 20% reduction in Ms. Shelton’s Base Salary, which such reduction was to remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determined that it was financially prudent and in the best interest of the Company to restore the Base Salary. All salary reductions implemented by the Company to help mitigate the operating and financial impact of the pandemic, including that of Ms. Shelton, were eliminated by the Company during the third quarter of Fiscal 2021, and the salary reductions taken were repaid to all employees during the fourth quarter of Fiscal 2021.

The above is a summary of the terms of the COO Employment Agreement and is qualified in its entirety by reference to the COO Employment Agreement.

T. Paul Jacobs

On February 3, 2011, KGI entered into an employment agreement with Mr. Jacobs, which agreement was authorized and approved by the Company’s Board of Directors in conjunction with the Company’s acquisition of KGI (the “KGI Agreement”). A copy of the KGI Agreement was filed as Exhibit 10.5 to the Company’s Report on Form 10-K filed with the SEC on May 16, 2011. The KGI Agreement is effective until any of the parties notifies the other of his or its intention to terminate employment according to the terms outlined therein.

During the term of the KGI Agreement, KGI will pay Mr. Jacobs an annual base salary, subject to review and potential upward adjustment annually as authorized and approved by the CEO and the Committee. Effective April 6, 2020, Mr. Jacobs and KGI entered into an amendment to the KGI Agreement which provided for a 20% reduction in Mr. Jacobs' Base Salary, which such reduction was to remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determined that it was financially prudent and in the best interest of the Company to restore the Base Salary. All salary reductions implemented by the Company to help mitigate the operating and financial impact of the pandemic, including that of Mr. Jacobs, were eliminated by the Company during the third quarter of Fiscal 2021, and the salary reductions taken were repaid to all employees during the fourth quarter of Fiscal 2021.

The KGI Agreement provides for KGI to pay Mr. Jacobs an annual bonus equal to a maximum of fifty percent (50%) of his base salary based on achievement of EBITDA goals (as determined by the Company's CEO) and other goals established at the beginning of each year, which are designed to promote the growth of KGI. In addition, the KGI Agreement, as amended on March 1, 2011, provides for a put option for Mr. Jacobs determined by multiplying the cumulative after tax net profit or loss of KGI by 1.6%, and bearing interest at the same per annum rate the Company receives from its lead bank. Mr. Jacobs was entitled to begin requesting cash payment of his accumulated put option balances beginning 30 months from March 1, 2011, and at no less than 60-month intervals, thereafter, at each request.

In the event of the termination of Mr. Jacobs’ employment by the Company without "Cause", by Mr. Jacobs with "Good Reason", or by virtue of Mr. Jacobs’ death or disability, he is entitled to certain payments and continuation of benefits depending on the reason for termination, as more specifically set forth in the KGI Agreement. The KGI Agreement does not provide for a payment in the event of a change in control.

Mr. Jacobs is subject to confidentiality restrictions during his employment and thereafter, and to non-compete, non-solicitation, and non-disparagement restrictions during his employment and for 12 months following termination.

The above is a summary of the terms of the KGI Agreement and is qualified in its entirety by reference to the KGI Agreement.

Oscar Bernardo

On August 8, 2006, Audio Products International Corp. ("API"), a wholly-owned subsidiary of KGI, entered into an employment agreement with Mr. Bernardo, which was amended on July 1, 2009 and further amended on March 1,

2011, and which agreement was assumed in conjunction with the Company’s acquisition of KGI (the “API Agreement”). The API Agreement was most recently amended effective as of April 6, 2020.  The API Agreement, as amended, was filed with the SEC as an exhibit to the Company’s 10-Q for the quarter ended May 31, 2020.

The API Agreement is effective until either party notifies the other of his or its intention to terminate Mr. Bernardo’s employment with API according to the terms outlined in the API Agreement.

During the term of the API Agreement, API will pay Mr. Bernardo an annual base salary, subject to review and a potential annual increase as determined by the CEO of KGI.  Effective April 6, 2020, Mr. Bernardo and API entered into an amendment to the API Agreement which provided for a 20% reduction in Mr. Bernardo’s Base Salary, which such reduction was to remain in place through the Company’s 2021 fiscal year or until such time as the CEO of the Company determined that it was financially prudent and in the best interest of the Company to restore the Base Salary. All salary reductions implemented by the Company to help mitigate the operating and financial impact of the pandemic, including that of Mr. Bernardo, were eliminated by the Company during the third quarter of Fiscal 2021, and the salary reductions taken were repaid to all employees during the fourth quarter of Fiscal 2021.

Mr. Bernardo is eligible to earn an annual bonus of thirty percent (30%) of his base salary based on the achievement of goals established prior to the start of each fiscal year.  In addition, the API Agreement, as amended on March 1, 2011, provides for a put option for Mr. Bernardo determined by multiplying cumulative after-tax net profit or loss of KGI by 0.25% and bearing interest at the same per annum rate the Company receives from its lead bank. Mr. Bernardo was entitled to begin requesting cash payment of his accumulated put option balance beginning 30 months from March 1, 2011, and at no less than 60-month intervals, thereafter, at each request.

In the event of the termination of Mr. Bernardo’s employment by API without "Cause", by Mr. Bernardo with "Good Reason", or by virtue of Mr. Bernardo’s death or disability, he is entitled to certain payments and continuation of benefits depending on the reason for termination, as more specifically set forth in the API Agreement. The API Agreement does not provide for a payment in the event of a change in control.

The above is a summary of the terms of the API Agreement and is qualified in its entirety by reference to the API Agreement, which was filed by the Company with the SEC with the Company’s Form 10-Q for the quarter ended May 31, 2020.

401(k) and Profit Sharing Plan

The Company has a 401(k) plan for eligible employees. The Company matches a portion of participant contributions. From March 1, 2018 to December 31, 2018, the match amount was 40% of elective deferrals, up to a maximum of 4% of eligible compensation, after three months of service. Effective January 1, 2019, the company match amount was changed to 33% of elective deferrals up to a maximum of 6% of eligible compensation. Shares of the Company’s common stock are not an investment option under the 401(k) plan and the Company does not use such shares to match participant contributions. The Company contributed approximately $555,000 to the 401(k) plan during Fiscal 2021.

The Company also has a Profit Sharing Plan that allows the Company to make discretionary profit sharing contributions for the benefit of participating employees, including the Named Executive Officers, for any fiscal year in an amount determined by the Board of Directors. When the Board of Directors elects to make a discretionary contribution, the size of the contribution is dependent upon the performance of the Company. A participant’s share of the discretionary contribution is determined pursuant to the participant’s eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. During Fiscal 2021, the Board did not make a discretionary profit-sharing contribution to the Plan.

Cash Bonus Profit Sharing Plan

The Company has a Cash Bonus Profit Sharing Plan that allows the Company to make profit sharing contributions for the benefit of eligible employees, including Named Executive Officers, for any fiscal year in an amount not to exceed 3.5% of pre-tax profits or $2.5 million. If pre-tax profits in any given fiscal year do not exceed $3 million, there will be no contribution to the Cash Bonus Profit Sharing Plan for that fiscal year. The size of the contribution is dependent upon the performance of the Company. A participant’s share of the contribution is determined pursuant to the participant’s eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. The Company elected not to make a cash bonus profit sharing contribution for Fiscal 2021.

Measuring Company Performance for Compensation Purposes

The value of our stock awards is based upon the Company’s performance, as reflected in the price of its stock, and is believed to best reflect the longer-term performance of the Company. Bonuses and other performance-based incentives are based on revenue, operating income targets or the Company’s adjusted EBITDA established in connection with the annual budgeting process, or upon achieving certain strategic goals and are believed to best reflect the short-term performance of the Company.

Fiscal 2021 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Patrick M. Lavelle	2021	$1,000,000	$355,500	$838,740	$—	$29,051	$2,223,291
President and Chief	2020	$1,000,000	$876,000	$64,527	$—	$30,141	$1,970,668
Executive Officer	2019	$1,000,000	$412,500	$—	$—	$28,057	$1,440,557
Charles M. Stoehr	2021	$400,000	$26,448	$314,527	$—	$32,691	$773,666
Senior Vice President and	2020	$400,000	$20,000	$24,197	$—	$29,278	$473,475
Chief Financial Officer	2019	$400,000	$100,858	$—	$—	$25,521	$526,379
Loriann Shelton	2021	$450,000	$31,074	$352,027	$106,089	$25,002	$964,192
Senior Vice President and	2020	$450,000	$25,000	$48,395	$—	$23,199	$546,594
Chief Operating Officer	2019	$450,000	$114,375	$50,000	$—	$21,315	$635,690
Oscar Bernardo	2021	$336,101	$—	$258,819	$—	$36,360	$631,280
Chief Operating Officer, KGI	2020	$316,220	$—	$127,286	$—	$36,476	$479,982
	2019	$—	$—	$—	$—	$—	$—
T. Paul Jacobs	2021	$500,000	$112,500	$691,498	$—	$22,837	$1,326,835
President and	2020	$500,000	$112,500	$379,095	$—	$24,634	$1,016,229
Chief Executive Officer, KGI	2019	$500,000	$49,269	$368,367	$—	$24,660	$942,296
John J. Shalam (5)	2021	$450,000	$28,057	$1,015,719	$—	$47,098	$1,540,874
Chairman of the Board	2020	$450,000	$22,500	$—	$—	$41,766	$514,266
	2019	$450,000	$234,687	$—	$—	$13,046	$697,733

(1)	The Company deferred $250,000 of Mr. Lavelle’s salary in Fiscal Year 2019 into a special deferred compensation account (the “Lavelle Account”).
(2)

This column presents the aggregate fair market value of stock awards on the date of grant. The amounts presented do not necessarily represent the actual value that will be recognized by the individuals upon issuance.

(3)	Refer to the CD&A for a further discussion of the Company's non-equity incentive plans and bonus methodology.
(4)	See the All Other Compensation Table below for additional information.
(5)	Mr. Shalam, Chairman of the Board, is not an executive officer of the Company.

Note:	The columns which present “Bonus” and “Option Awards” have been omitted as there is no information to report in these columns for any fiscal year covered by the table.

All Other Compensation Table

The following table contains each component of the "All Other Compensation" column from the Fiscal 2021 Summary Compensation Table.

Name of Executive	Auto Allowance	Value of Supplemental Life Insurance Premiums (1)	Employer Contributions Relating to Employee Savings Plan	Other (2)	Total
Lavelle	$17,995	$5,245	$5,811	$—	$29,051
Stoehr	$18,096	$8,784	$5,811	$—	$32,691
Shelton	$15,198	$3,993	$5,811	$—	$25,002
Bernardo	$—	$3,108	$—	$33,252	$36,360
Jacobs	$—	$3,737	$2,658	$16,442	$22,837
Shalam	$4,208	$37,079	$5,811	$—	$47,098

(1)

This column presents payments made by the Company for insurance premiums related to a $1,000,000 life insurance policy (or such reduced amount as may be required by the insurer due to age coverage constraints) and supplemental disability coverage, which are owned by each executive. It does not include premiums for policies where the Company is the owner and beneficiary.

(2)	This column contains continuing education and/or professional subscription fees reimbursed by KGI to Mr. Jacobs and housing costs and/or professional education fees reimbursed by KGI to Mr. Bernardo.

Note: The column entitled “Employer Contributions Relating to Cash Bonus Profit Sharing Plan” has been omitted because there were no employer contributions to the Cash Bonus Profit Sharing Plan for Fiscal 2021.

Grants of Plan Based Awards During Fiscal 2021

The following table discloses the amount of non-equity incentive plan awards for Fiscal 2021:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Number of Units (#) (2)	Closing Price on Grant Date ($) (3)
Lavelle	—	$—	$—	$—	—	—	$—
Stoehr	4/7/2020	$—	$139,146	$—	7/6/2020	4,592	$5.61
Shelton	4/7/2020	$—	$176,646	$—	7/6/2020	5,395	$5.61
Jacobs (4)	4/7/2020	$—	$406,719	$—	7/6/2020	19,531	$5.61
Bernardo (5)	4/7/2020	$—	$137,984	$—	7/6/2020	—	$—
Shalam	4/7/2020	$—	$296,110	$—	7/6/2020	4,871	$5.61

(1)	This column represents the date upon which the Compensation Committee approved the target award amounts under the non-equity incentive plan.
(2)

This column represents the number of Restricted Stock Units (each, an "RSU") granted pursuant to the Company's 2014 Omnibus Equity Incentive Plan (the "Plan"). Each RSU grant was approved by the Compensation Committee on July 6, 2020.

(3)

This column represents the closing price of the Company's Class A Common Stock on the grant date, July 6, 2020. RSUs are granted based upon the "Fair Market Value" of the Company's Class A Common Stock on the grant date. "Fair Market Value" is defined in the Plan as the mean of the highest and lowest quoted selling price of a share of the Company's Class A Common Stock on the grant date. The Fair Market Value was $5.76 per share on the grant date.
(4)

As covered in greater detail in the discussion of Mr. Jacobs’ employment agreement commencing on page 41, Mr. Jacobs’ non-equity incentive award is comprised of a performance-based award (which may not be awarded in an amount greater than fifty percent (50%) of base salary) and a put option (which is not subject to a maximum dollar amount).

(5)

As covered in greater detail in the discussion of Mr. Bernardo’s employment agreement commencing on page 41, Mr. Bernardo’s non-equity incentive award is comprised of a performance-based award (which may not be awarded in an amount greater than thirty percent (30%) of base salary) and a put option (which is not subject to a maximum dollar amount). In addition, Mr. Bernardo’s non-equity incentive award includes a $66,504 payment made in lieu of a retroactive award under the Company's 2014 Omnibus Equity Incentive Plan, which such amount is also included under the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2021 Summary Compensation Table.

Note: Certain columns have been omitted, as there is no information to report in these columns for Fiscal 2021, including the “estimated future payouts under equity incentive plan awards” column.

 Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth outstanding restricted stock unit awards not yet vested as of February 28, 2021.

	Equity Incentive Plan Awards
Name	Shares That Have Not Yet Vested (#)	Market or Payout Value of Shares That Have Not Yet Vested ($)
Lavelle	85,764	$553,520
Stoehr	27,235	$147,306
Shelton	72,660	$447,741
Bernardo	—	$—
Jacobs	98,932	$568,588
Shalam	52,385	$285,244

Note: Information regarding Option Awards has been omitted because there were no outstanding unexercised option awards or unexercised options unexercisable at February 28, 2021.

Option Exercises and Stock Vested at 2021 Fiscal Year End

The table below provides information regarding the vesting of Restricted Stock Unit Awards during the fiscal year ended February 28, 2021.

	Stock Vested
	Number of Units Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Lavelle	16,504	$107,527
Stoehr	5,973	$38,916
Shelton	—	$—
Jacobs	—	$—
Bernardo	—	$—
Shalam	8,773	$57,159

(1)

This column presents Restricted Stock Unit Awards granted pursuant to the Company’s 2014 Omnibus Equity Incentive Plan (the "Plan") which have vested but are not settled. When settled, these Awards may be settled in shares of the Company’s Class A Common Stock or in cash, at the Company’s sole discretion.

(2)

The value presented in this column is based upon the "Fair Market Value" of the Company's Class A Common Stock on the related Restricted Stock Unit award grant date(s). "Fair Market Value" is defined in the Plan as the mean of the highest and lowest quoted selling price of a share of the Company's Class A Common Stock on the grant date. The value presented does not necessarily represent the value that will be recognized by the individuals upon settlement of the subject Restricted Stock Units.

Nonqualified Deferred Compensation for Fiscal 2021

The table below provides information on the nonqualified deferred compensation of our Chairman and Named Executive Officers:

Name	Executive Contributions in Fiscal 2021 (1)	Registrant Contributions in Fiscal 2021 (2)	Aggregate Earnings in Fiscal 2021 (3)	Aggregate Withdrawals/Distributions in Fiscal 2021	Aggregate Balance at February 28, 2021
Lavelle	$—	$—	$—	$—	$—
Stoehr	$—	$—	$—	$—	$—
Shelton	$74,769	$—	$106,089	$(87,911)	$579,715
Bernardo	$—	$—	$—	$—	$—
Jacobs	$—	$—	$—	$—	$—
Shalam	$—	$—	$—	$—	$—

(1)

This column represents the contributions made by each individual into the Company’s deferred compensation plan. Such amounts are included in the salary or bonus column in the Summary Compensation Table. Employees of KGI did not participate in the Company’s deferred compensation plan in Fiscal 2021.

(2)	For Fiscal 2021, the Company continued its suspension of employer matching contributions.
(3)	This column represents the dollar amount of aggregate interest, dividends, stock price appreciation (or depreciation), and other similar items accrued during Fiscal 2021.

CEO Pay-Ratio Disclosure

In compliance with SEC rules, we are required to provide the relationship of the total annual compensation of the median of our employees (other than the CEO) and the total annual compensation of our CEO, Patrick M. Lavelle. The Company has elected to identify its median employee every three years, unless a significant change in employee population or employee compensation arrangements has occurred. The pay ratio included herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In determining our “median employee”, we used a consistently applied compensation measure with the following methodology, material assumptions, adjustments, and estimates:

•

The Company selected December 31, 2020, which was within the last three months of the fiscal year end, as the date for determining the employees to be considered in computing the pay ratio, and the twelve months ended December 31, 2020 as the measurement period.

•

We utilized the entire global population of 886 employees, including full-time, part-time, seasonal, and foreign employees, without exercising the de minimis exception for any of our foreign or U.S. personnel. Local amounts were converted to U.S. dollars using the applicable rate of exchange in effect on December 31, 2020.

•

The Company chose “total taxable earnings” reported to the respective federal taxing authority for the calendar year 2020 as our consistently applied compensation measure. No cost-of-living adjustments were made. Earnings were annualized for employees who were employed on December 31, 2020, but did not work for the Company for the full year.

•

The “Total Annual Compensation” of the CEO and the median employee was based on the applicable instructions and interpretations used to calculate compensation to be reported in the Summary Compensation Table included within this Proxy Statement.

For fiscal 2021, the median employee was identified as an administrative employee in one of our domestic locations. The total annual compensation of the median compensated of all of our employees (other than the CEO) was $53,827, and the total annual compensation of our CEO was $2,223,291, as indicated in the Summary Compensation Table within the Compensation Discussion & Analysis above. Therefore, our median employee to CEO pay ratio was estimated to be approximately 1 to 41.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions based upon their compensation practices. Therefore, the ratio we report may not be comparable to the ratio reported by other companies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the Nasdaq Stock Market (the “Nasdaq”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 filed with the SEC and Nasdaq. To the Company’s knowledge, based solely upon a review of the copies of the forms received by the Company with respect to the fiscal year ended February 28, 2021, or written representations from Reporting Persons, the Company believes that its directors and executive officers have complied, on a timely basis, with all filing requirements applicable to them.

OTHER MATTERS

At the time of preparation of this Proxy Statement, neither the Board of Directors nor management know of any matters to be presented for action at the meeting other than as set forth in Proposals 1, 2, and 3 of the Notice of Annual Meeting and this Proxy Statement. However, as to any other business which may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By order of the Board of Directors,

/s/ Janine Russo

JANINE RUSSO

Corporate Secretary

VOXX International Corporation

Hauppauge, New York

June 17, 2021

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the internet, (2) by telephone, or (3) by mail. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A

Distribution Agreement

This Distribution Agreement (the “Agreement”), dated as of April 29, 2021, is entered into by and between EyeLock LLC, a Delaware limited liability company located at 321 W. 44th St. Suite 702, New York, NY 10036, (“Seller”), and GalvanEyes Partners, LLC, a Florida limited liability company (“Distributor”, and together with Distributor, the “Parties”, and each, a “Party”).

RECITALS

WHEREAS, Distributor has been formed for the purpose of marketing and reselling Products (as defined below) and for conducting certain activities in accordance with the goals of the Alliance (defined below);

WHEREAS, Seller is in the business of manufacturing and producing the Products for resale;

WHEREAS,  Distributor wishes to purchase the Products from Seller and resell the Products to Customers (as defined below), subject to the terms and conditions of this Agreement;

WHEREAS, Seller desires to appoint Distributor as its exclusive distributor to resell the Products to customers located in the Exclusive Territory and within the Verticals and as a non-exclusive distributor to resell the Products to customers located in the Non Exclusive Territory  (as such terms are defined in Section Section 2.01), and Distributor desires to accept such appointment, subject to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
Definitions

Capitalized terms have the meanings set out in this Section, or in the Section in which they first appear in this Agreement.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, this Person.

“Agreement” has the meaning set out in the preamble.

“Business Day” means any day except Saturday, Sunday, or any day other than Saturday, Sunday, or a federal holiday.

“Capital Event” means either (i) the sale, lease, transfer, license, assignment, or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of the Company’s subsidiaries), to any Person or Persons for value, of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis or (ii) a transaction or series of transactions (including by way of merger, reverse merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of the Company), directly or indirectly, with any Person or Persons the result of which is that the Members immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), of more than Fifty  Percent (50%) of the outstanding equity interests of the surviving entity on a fully diluted basis.

“Claim” means any Action made or brought against a Person entitled to indemnification under Article ARTICLE XVII.

“Confidential Information” has the meaning set out in Article ARTICLE XIII.

“Confirmation” has the meaning set forth in Section Section 7.03.

“Control” (and with correlative meanings, the terms “Controlled by” and “under common Control with”) means, regarding any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person, whether through the ownership of voting securities, by contract, or otherwise.

“Customer” means a purchaser that is (a) a reseller located in the Exclusive or Non-Exclusive Territory, as the case may be, who purchases Products for resale to End Users or (b) an End User.

“Defective” means not conforming to the warranties in Section Section 16.01.

“Defective Products” means goods that are Defective, which for the avoidance of doubt, includes any Nonconforming Products accepted by Distributor under Section Section 8.03.

“Delivery Date” means the delivery date for Products ordered hereunder that is set forth in a Purchase Order.

“Delivery Location” means the Seller or Product manufacturer’s facility, as specified in the applicable Purchase Order.

“Disclosing Party” has the meaning set out in Section Section 13.01.

“Dispute” has the meaning set out in Section Section 20.14.

“Dispute Notice” has the meaning set out in Section Section 20.14.

“Distributor” has the meaning set out in the preamble of this Agreement.

“Distributor Contract” means any material contract or agreement to which Distributor is a party or to which any of its material assets are bound.

“Distributor Indemnitees” has the meaning set out in Section Section 17.01.

“Effective Date” means the date that this agreement is approved by the shareholders of Seller’s parent, Voxx International Corporation  at its annual shareholders meeting presently scheduled for July 29, 2021.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“End User” means the final purchaser that (a) has acquired a Product from Distributor for (i) its own and its Affiliates' internal use and not for resale, remarketing, or distribution or (ii) incorporation into its own Products and (b) is an individual or entity located in the Territory.

“Excess Products” means Products that, when counted together with all other Products having the same make and/or model number and received by Distributor under the same Purchase Order, are in excess of the quantities of the Products ordered under that Purchase Order.

“Exclusive Territory” means (a) European Union (excluding Seller’s existing customers), (b) Puerto Rico, (c) Singapore, (d) Malaysia and (e) Switzerland.

“Force Majeure Event” has the meaning set out in Section Section 20.19.

“Forecast” means, regarding any three (3) month period, a good faith forecast of Distributor's demand for each calendar month during the period, by Products, which approximates, as nearly as possible, based on information available at the time to Distributor, the Purchase Orders Distributor will place in these future calendar months.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of the government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority, or quasi-governmental authority (to the extent that the rules, regulations, or orders of this organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, award, or determination entered by or with any Governmental Authority.

“Initial Term” has the meaning set out in Section Section 12.01.

“Intellectual Property Rights” means all industrial and other intellectual property rights comprising or relating to: (a) Patents; (b) Trademarks; (c) internet domain names, whether or not Trademarks, registered by any authorized private registrar or Governmental Authority, web addresses, web pages, website, and URLs; (d) works of authorship, expressions, designs, and design registrations, whether or not copyrightable, including copyrights and copyrightable works, software, and firmware, application programming interfaces, architecture, files, records, schematics, data, data files, and databases and other specifications and documentation; (e) Trade Secrets; (f) semiconductor chips, mask works and the like; and (g) all industrial and other intellectual property rights, and all rights, interests, and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, these rights or forms of protection under the Laws of any jurisdiction throughout in any part of the world.

“Iris Image Data” means the iris images added to, collected by and stored in the Software, whether stored in the local memory of a particular hardware unit, or stored in an internal or external databases accessed by the Software.

“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Governmental Order, or other requirement or rule of law of any Governmental Authority.

“Losses” has the meaning set out in Section Section 17.01.

“Nonconforming Products” means any good received by Distributor from Seller under a Purchase Order that: (a) is not a Product; (b) does not conform to the make and/or model number listed in the applicable Purchase Order; or (c) on visual inspection, Distributor reasonably determines are otherwise Defective.

“Non-Exclusive Territory” mean all territories other than the Exclusive Territories.

“Notice” has the meaning set out in Section Section 20.04.

“Notify” means to give Notice.

“Party” has the meaning set out in the preamble to this Agreement.

“Patents” means all patents (including all reissues, divisionals, provisionals, continuations, and continuations-in-part, re-examinations, renewals, substitutions, and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents, and patent utility models).

“Person” means any individual, partnership, corporation, trust, limited liability entity, unincorporated organization, association, Governmental Authority, or any other entity.

“Personnel” means agents, employees, or subcontractors engaged or appointed by Seller or Distributor.

“Post-Term Resale Period” has the meaning set out in Section Section 12.06.

“Price” has the meaning set out in Section Section 10.01.

“Product(s)” means those goods that are identified in Schedule 1, as it may be revised pursuant to Section Section 6.02(b) from time to time, including all hardware and Software included therein. For the purposes of Section Section 8.03 and Article ARTICLE IX, Products are deemed to include Nonconforming Products.

“Purchase Order” means Distributor's then-current standard form purchase order.

“Purchase Order Transaction Terms” means any one or more of the following terms specified by Distributor in a Purchase Order pursuant to Section Section 7.02: (a) the Products to be purchased, including make and/or model number (as applicable); (b) the quantity of each of the Products ordered; (c) the Delivery Date; (d) the unit Price for each of the Products to be purchased; (e) the billing address; and (f) the Delivery Location.

“Receiving Party” has the meaning set out in Section Section 13.01.

“Renewal Term” has the meaning set out in Section Section 12.02.

“Representatives” means a Party's Affiliates, employees, officers, directors, partners, shareholders, agents, attorneys, third-party advisors, successors, and permitted assigns.

“Return Credit” with respect to any Product means a credit to Distributor in an amount equal to the Price less any price protection credits, but not including any early payment or prepayment discounts.

“Sale Transaction Value” shall mean, with respect to any Capital Event, (i) if the Capital Event is structured as an asset sale, the total purchase price to be received by the Company for the sale of such assets; and (ii) if the Capital Event is structured as any form of transaction other than an asset sale, the total enterprise value of the Company as imputed by such Capital Event, including the value of all of the Company’s equity securities, including the options, warrants and other rights, plus the value of all outstanding long term debt and other long term liabilities (excluding current liabilities such as trade liabilities and trade payables).  Additionally, any other material consideration or payments, including any extraordinary employment or other contract enhancements or non-competition payments to be paid by the Buyer in connection with the Investment Transaction and any customary amounts held back at closing, such as escrowed funds or indemnity related holdbacks, shall be included in determining the total Sale Transaction Value. Sale Transaction Value shall reflect the value for 100% of the Company as implied by the consideration paid or payable in connection with an Capital Event regardless of the actual percentage of the Company acquired.

“Seller” has the meaning set out in the preamble of this Agreement.

“Seller Contract” means any material contract or agreement to which Seller is a party or to which any of its material assets are bound.

“Seller's Intellectual Property Rights” means all Intellectual Property Rights owned by or licensed to Seller.

“Seller's Trademarks” means all Trademarks owned by or licensed to Seller and set out in Schedule 2.

“Software” means the computer software incorporated into a Product, including its system specifications, technical materials and all other instructions regarding the operation, installation and sue of the software as may be updated, modified, or amended from time to time.

“Subsidiary” means any majority-owned direct or indirect subsidiary or Affiliate of Distributor.

“Term” has the meaning set out in Section Section 12.01 and Section Section 12.02.

“Trademarks” means all rights in and to US and foreign trademarks, service marks, trade dress, trade names, brand names, logos, trade dress, corporate names, and domain names and other similar designations of source, sponsorship, association or origin, together with the goodwill symbolized by any of the foregoing, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, these rights and all similar or equivalent rights, or forms of protection in any part of the world.

“Trade Secrets” means all inventions, discoveries, trade secrets, business, and technical information and know-how, databases, data collections, patent disclosures, and other confidential and proprietary information and all rights therein.

“US” means the United States of America, including its territories, possessions, and military bases.

“Verticals” means (i) governmental entities of any sort, including but not limited to Federal, State, and Local Governments, and Persons who are service providers, vendors or suppliers to the foregoing (including but not limited to governmental and defense contractors), (ii) internet service providers, (iii) entities within the real estate industry, (iv) the critical infrastructure sector, as defined by the United States Cybersecurity and Infrastructure Security Agency, (v) the education sector (including but not limited to public and private K-12 schools, colleges and universities, school boards, and Persons who are service providers, vendors or suppliers to the foregoing), and (vi) entities who provide storage or storage services of any kind, including but not limited to self-storage, industrial storage, corporate storage, and storage of dangerous items (i.e., firearms, explosives, etc.).

“Warranty Period” has the meaning set out in the written warranty statement provided by Seller to End User as described in Section Section 16.01.

ARTICLE II
Distributor Rights

Section 2.01Appointment. Seller appoints Distributor as its exclusive distributor of the Products within the Exclusive Territory.  Seller also appoints Distributor as its exclusive distributor for the following Verticals within the United States: entities within the real estate industry and the U.S. Department of Transportation.  Seller also appoints Distributor as a non-exclusive distributor of the Products in the Non-Exclusive Territory for the remaining Verticals and Distributor accepts such appointments.    Seller shall not, directly or indirectly, including but not limited through any agents, representatives, distributors, subsidiaries, or affiliates, or for itself, except through Distributor hereunder, market, advertise, promote, develop, sell, attempt to sell, license, or distribute any Products in the Exclusive Territory, or attempt to or take any action in furtherance of the foregoing.  Except with respect to current Customers which Seller shall be privileged to continue to sell Products, Seller shall not, directly or indirectly, including but not limited through any agents, representatives, distributors, subsidiaries, or affiliates, or for itself, except through Distributor hereunder, market, advertise, promote, develop, sell, attempt to sell, license, or distribute any Products in the Verticals.  For the avoidance of doubt, the prohibitions contained above shall extend to (i) activities undertaken by Seller directly on Seller’s own behalf, and to (ii) activities undertaken by Sellers indirectly through any individual, corporation or entity which undertakes such prohibited activities with Sellers' assistance and in or with respect to which any Seller is an owner, officer, director, trustee, shareholder, creditor, employee, agent, partner, manager or consultant, or  participates or benefits in some other capacity.  For the avoidance of doubt, the Parties acknowledge and agree that Distributor may operate as a distributor of the Products outside the Exclusive Territory and the Verticals either in conjunction with Seller, or otherwise with the consent of the Seller

Section 2.02Subdistributors. Distributor may appoint subdistributors as it determines appropriate for the effective distribution of Products under this agreement; provided that:

(a)the subdistributor expressly acknowledges that:

(i)its subdistributor agreement with Distributor is subject to and subordinate in all respects to this Agreement's terms and conditions;

(ii)it is familiar with and will comply with all applicable terms of this Agreement;

(b)Distributor remains directly responsible to Supplier for the due performance of all its obligations under this Agreement, including payment for all purchases of Products; and

(c)Distributor notifies Seller in writing of the name and address of each appointed subdistributor.

ARTICLE III

Section 3.01Exclusivity Fee.  In consideration of the exclusivity being granted hereunder, Distributor agrees to pay Seller an annual fee for two (2) years of the Term beginning on September 1, 2021, equal to Seller annual operating losses (using generally accepted accounting principles, consistently applied) up to a maximum amount of Five Million Dollars ($5,000,000) per fiscal annum (the “Exclusivity Fee”).  Such Exclusivity Fee shall be calculated and payable on a rolling basis at the end of each of Seller’s fiscal quarters (i.e.., the Exclusivity Fee for the first quarter shall be calculated and due on November 30, 2021).  The amount of the Exclusivity Fee due from Distributor to Seller for any such quarter period shall be reduced by the Gross Profit accrued on sales of Products under this Agreement for such applicable quarter period.    As used herein, “Gross Profit” for any Products shall mean the net sales revenue to be received by Seller (including any contracted future sales revenues) for such Products less any cost of goods sold for such Products.  For illustrative purposes only and not by way of limitation, if Seller sustained One Million Dollars ($1,000,000) in operating losses during an applicable quarterly period and Seller earned Five Hundred Thousand Dollars ($500,000) in Gross Profits from Products sold hereunder in such fiscal quarter, Distributor would pay Seller Five Hundred Thousand Dollars ($500,000) for the Exclusivity Fee for such quarterly period.  In the event that such Gross Profits exceed the Seller’s operating loss for any applicable quarterly period, such excess shall carry-forward and offset any future net operating losses in future quarterly periods within the same fiscal annual period for which the Exclusivity Fee is being calculated (or, if no such future net operating losses occur, shall carry back and offset previously incurred net operating losses within the same fiscal annual period for which the Exclusivity Fee is being calculated, with a resulting credit to Distributor up to any amounts previously paid for such Exclusivity Fee).

Section 3.02Put/Call Right.  No  earlier than  the date which is two (2) years after the Effective Date, Distributor shall have the right, exercisable by written notice to Seller, to put and sell, and cause the Seller to purchase and issue, the exclusivity rights granted to Distributor under this Agreement to Seller in exchange for issuance by Seller of  membership interests of Seller (or other form of equity interest which may comprise Seller at such time, including but not limited to any form of equity into which such membership interest may have been converted, reclassified or exchanged), equal to twenty percent (20%) of all of the outstanding equity interests of Seller after such issuance, calculated on a fully-diluted basis (including but not limited to taking into account all classes and forms of equity in the Seller, and any and all convertible debt, warrants, or options).  Upon the consummation of an initial public offering (or other transaction which results in a material portion of Seller’s equity being available for the public to trade on a public stock exchange, including but not limited to any OTC markets) of Seller, or prior to the closing of a Capital Event (which Seller must give Distributor no less than thirty (30) days prior written notice), Seller shall have the right to call, and cause Distributor to sell to Seller, the exclusivity rights granted to Distributor under this Agreement in exchange for issuance by Seller of membership interests of Seller (or other form of equity interest which may comprise Seller at such time, including but not limited to any form of equity into which such membership interest may have been converted, reclassified or exchanged), equal to twenty percent (20%) of all of the outstanding equity interests of Seller after such issuance, calculated on a fully-diluted basis (including but not limited to taking into account all classes and forms of equity in the Seller, and any and all convertible debt, warrants, or options).   If multiple classes and/or forms of equity exist in the Seller at the time of any put or call transaction under this Section, the class and/or type of Seller equity which shall be issued in respect of the foregoing shall be as reasonably determined by the Distributor.  Such put or call transaction shall be consummated and closed at a date and time to be mutually agreed between the Seller and Distributor, and shall be subject to reasonable commercial terms customary for such types of transactions.

ARTICLE IV
Distributor Performance Obligations

Section 4.01Distributor General Performance Obligations. Distributor shall use commercially reasonable efforts to do the following:

(a)market, advertise, promote, distribute and resell the Products to Customers located in the Territory and the Verticals consistent with good business practice;

(b)to use Seller’s Trademarks for the sole and exclusive purpose of selling, distributing and marketing Products as contemplated hereby;

(c)familiarize its employees and other representative with and train them to use the Products for the purposes authorized by this Agreement;

(d)maintain an efficient, competent and financially sound sales organization and staff;

(e)in Distributor’s reasonable discretion, to report to Seller all relevant material feedback received in the course of its performance and any material problems with the Product;

(f)not to make any representations, warranties, or guarantees to customers, VARs, Customers or to the trade community with respect to the specifications, features or capabilities of the Products that are inconsistent with the current literature distributed by Seller;

(g)not make any false or misleading representations or warranties to any Customer regarding Seller or the Products; and

(h)not engage in any unfair, competitive, misleading, or deceptive practices regarding Seller, Seller's Trademarks, or the Products.

Section 4.02Licensing of Software.  Distributor is not a licensor of and shall not be responsible for providing Software or any Software support to Customers.  The Parties expressly agree that Seller or the manufacturer will license (and be responsible for, including servicing of the same) Software directly to each Customer pursuant to a license.

ARTICLE V
Seller Performance Obligations

Section 5.01Seller Performance Obligations. During the Term and the Post-Term Resale Period, Seller shall, at no cost to Distributor:

(a)without limiting Distributor's rights under Section Section 5.02, provide any necessary information, material, and support (including helping to establish new and maintain existing account, consulting with Distributor regarding inventory levels, helping to coordinate promotional activities and resolve Customer disputes,) or as Distributor may reasonably request regarding the marketing, advertising, promotion, and sale of Products and shall notify Distributor promptly in the event of any material changes in such information;

(b)provide such training for Distributor's Personnel regarding the marketing, sale, installation and support of the Products, as may be reasonably requested by Distributor;

(c)allow Distributor to participate in its marketing, advertising, promotion, and sales programs or events and offer Distributor the same additional advertising credits or other promotional incentives that Seller may make available to its most favored authorized distributors of Products;

(d)provide Distributor such marketing, advertising, promotional, sales, and technical literature, and samples of Products as Distributor may reasonably consider necessary to assist with the promotion of the Products;

(e)subject all Products to its usual and commercially reasonable quality control and inspection standards, and all Products sold or delivered under this Agreement shall be subject to the warranties under Article ARTICLE XV; and

(f)provide all technical and Product support to Customers and, as reasonably requested by Distributor, provide support contact information, escalation procedures, and any other support-related information to Distributor for all Products and related licenses, including for end-of-life or functionally discontinued Products.

Section 5.02Cooperative Advertising. Seller shall cooperate with Distributor in advertising and promoting the Products. Seller shall make no marketing, advertising, pass-through, or promotional commitments to distributors or any other third party that otherwise obligate Distributor.

ARTICLE VI
Agreement to Purchase and Sell the Products

Section 6.01Terms of the Sale. Seller shall make available and sell Products to Distributor at the Prices and on the terms and conditions set out in this Agreement. Distributor is not required to purchase any minimum amount or quantity of the Products.

Section 6.02Availability/Changes in Products. Seller shall:

(a)provide Distributor with six (6) months' Notice before discontinuing a Product (the period of time from the delivery of Notice through the end of the notice period, the “Last-Time Buy Period”);

(b)notify Distributor at least six (6)) months before the date that Seller introduces any new Product or version of a Product or replacement of a Product and make such Product available for resale by Distributor on or before the date it is first introduced in the marketplace; and

(c)not change any Products or parts or accessories thereto without ninety (90) days Notice to Distributor.

Except as may be required under Section 6.03, Seller will not be obligated to change any Products previously delivered or to supply new Products meeting earlier specifications,

Section 6.03Allocation. Subject to Section Section 6.02, Seller shall use commercially reasonable efforts to maintain sufficient Products inventory to permit it to fill Distributor's orders as required herein. In the event of any shortage of Products in Seller's inventory, Seller shall, on order by Distributor, ship to Distributor at least as many units of the Product as Seller ships to any other customer who has historically ordered similar quantities of Products, taking into account all customers' purchase histories and industries, among other things. If any Product is subject to limited availability at any time and Distributor has placed Purchase Orders for such Product, then either before or after the date such Product becomes subject to limited availability, Seller agrees to Notify Distributor before filling any Purchase Order for such Product, and Distributor has the right, in its sole discretion and without liability or penalty, to cancel any existing Purchase Order for such Product.

ARTICLE VII
Order Procedure

Section 7.01Non-Binding Forecasts. Each calendar quarter, Distributor shall provide Seller with Forecasts. The Forecasts are non-binding for information purposes only. Any Product quantities cited in or pursuant to this Agreement, except for quantities cited in a Purchase Order as firm, are preliminary and non-binding only.  Distributor makes no representation or warranty as to the quantity of Products that it will purchase, if any.

Section 7.02Purchase Order. Distributor shall issue Purchase Orders to Seller in written form via e-mail, or as otherwise agreed in writing between Seller and Distributor.

Section 7.03Acceptance and Rejection of Purchase Orders. Seller shall confirm to Distributor the receipt of each Purchase Order issued hereunder (each, a “Confirmation”) within ten (10) business days following Seller's receipt thereof in accordance with Section 7.02.  Each Confirmation must reference Distributor's Purchase Order number, confirm acceptance of the Purchase Order or, solely if permitted under this Section Section 7.03, advise Distributor of Seller's rejection of such Purchase Order, the date of acceptance or rejection, and the basis for rejection, if applicable. If Seller fails to issue a Confirmation within the time set forth in the first sentence of this Section Section 7.03, or otherwise commences performance under such Purchase Order, Seller will be deemed to have accepted the Purchase Order.  Distributor may withdraw any Purchase Order prior to Seller's acceptance (or deemed acceptance) thereof.  Seller may only reject a Purchase Order if Seller has sent Distributor a Notice of termination under Section Section 12.04.

Section 7.04

Section 7.05Effect of Termination of Purchase Orders. If any Purchase Order is terminated under Article ARTICLE XII, in accordance with Distributor's written direction, Seller shall immediately cease work and purchasing materials relating to fulfilling the Purchase Order.

Section 7.06Distributor's Right to Request Amendments to Purchase Orders.   Distributor may, on Notice to Seller, request changes to a Purchase Order.  On or before the fifth (5th) Business Days after receiving the request, Seller shall Notify Distributor of all anticipated Purchase Order Transaction Terms impacts as it shall determine in good faith.  If Distributor accepts such changed terms, Distributor may then submit an amended purchase order including the revised Purchase Order Transaction Terms set out in Seller's Notice.

Section 7.07Order of Precedence. The express terms and conditions contained in this Agreement and the Purchase Order Transaction Terms exclusively govern and control each Party's respective rights and obligations regarding the purchase and sale of the Products, and the Parties' agreement is expressly limited to such terms and conditions. Notwithstanding the foregoing, if any terms and conditions contained in a Purchase Order conflict with any terms and conditions contained in this Agreement, the order of precedence is: (a) the Agreement; (b) the Purchase Order Transaction Terms of the relevant Purchase Order; and (c) the remaining non-conflicting terms of the relevant Purchase Order.

Without limitation of anything contained in this Article, any additional, contrary, or different terms contained in any Confirmation, invoices, or other communications, and any other attempt to modify, supersede, supplement, or otherwise alter this Agreement, are deemed rejected by Distributor and will not modify this Agreement or be binding on the Parties unless such terms have been fully approved in a signed writing by authorized Representatives of both Parties.

ARTICLE VIII
Shipment and Delivery

Section 8.01Shipment and Delivery Requirements.  Seller shall assemble, pack, mark, and ship Products strictly in the quantities, by the methods, to the Delivery Locations, and by the Delivery Dates, specified in this Agreement.  Shipping terms, and corresponding pricing, are EX-Works (INCOTERMS 2000), Delivery Location.  Subject to Section Section 20.19, time, quantity, and delivery to the Delivery Location are of the essence under this Agreement.  Unless otherwise expressly agreed to by the Parties in writing, Seller may not make partial shipments of goods to Distributor.

Section 8.02Packaging and Labeling. Seller shall properly pack, mark, and ship Products as instructed by Distributor and otherwise in accordance with applicable Law and industry standards, and shall provide Distributor with shipment documentation showing the Purchase Order number, Seller's identification number for the subject Products, the quantity of pieces in shipment, the number of cartons or containers in shipment, Seller's name, the bill of lading number, and the country of origin.

Section 8.03Acceptance of Products. If Distributor determines, in its reasonable good faith discretion, that Products delivered under this Agreement are Nonconforming Products or Excess Products, Distributor may, at its option:

(a)if such Products are Nonconforming Products, either:

(i)reject Nonconforming Products (including entire lots of Products) for a refund plus any inspection, test, shipping, handling, and transportation charges paid by Distributor; or

(ii)require prompt correction or replacement of such Products on Distributor's written instruction,

(b)if such Products are Excess Products, reject such Excess Products for a refund, plus any inspection, test, shipping, handling, and transportation charges paid by Distributor; or

(c)in either case, retain such Products.

In each case the exercise by Distributor of any other rights available to Distributor under this Agreement or pursuant to applicable Law shall not be limited. Distributor shall ship from any location, at Seller's expense and risk of loss, the Nonconforming Products or Excess Products to the nearest authorized Seller location. If Distributor exercises its option to replace Nonconforming Products, Seller shall, after receiving Distributor's shipment of Nonconforming Products, ship to Distributor, at Seller's expense and risk of loss, the replaced Products in a timely manner.

ARTICLE IX
Title and Risk of Loss

Section 9.01Title and Risk of Loss. Title and risk of loss to Products shipped under any Purchase Order passes to Distributor upon the time of identification of the Products and Seller's tender of the Products, with adequate documentation (including but not limited to an accurate bill of labeling) and in compliance with all shipping, packing, and labeling requirements as set forth in Section 8.01 above, to the carrier at the Delivery Location.  Title will transfer to Distributor at such time even if Seller has not been paid for such Products, provided that Distributor will not be relieved of its obligation to pay for Products in accordance with the terms hereof.  Where not otherwise provided, shipping, pricing and related commercial terms for any Products to be shipped under any Purchase Order shall be EX-Works (INCOTERMS 2000), unless otherwise agreed by the Parties in writing in any Purchase Order.

ARTICLE X
Price and Payment

Section 10.01Price. Subject to Section Section 10.02, Seller shall provide goods to Distributor for the prices set forth on Schedule [3/4] attached hereto (“Prices”). All Prices include, and Seller is solely responsible for, all costs and expenses relating to packing, crating, boxing, and any other similar financial contributions or obligations relating to the production, manufacture, sale, and delivery of the Products. All Prices are firm and are not subject to increase for any reason, including changes in market conditions, increases in raw material, component, labor, or overhead costs or because of labor disruptions, changes in program timing or length, or fluctuations in production volumes.

Section 10.02Most Favored Customer. Seller represents and warrants that the Prices set forth on Schedule [3/4] are at least as low as the price charged by Seller to other buyers for similar volumes of the same Products or similar Products. If, at any time during the Term, Seller charges any other buyer a lower price for the same Products or similar Products, Seller shall apply that price to all same or similar Products under this Agreement. If Seller fails to meet the lower price, Distributor may, at its option, in addition to all of its other rights under this Agreement or at Law, terminate this Agreement without liability pursuant to Section Section 12.03. The Parties shall reflect any adjustment to pricing under this Section Section 10.02 in an amendment to Schedule [3/4]; provided, however, that, notwithstanding anything to the contrary contained in Section Section 20.08, the execution and delivery of any such amendment by each of the Parties will not be a condition to the effectiveness of such Price adjustment.

Section 10.03Invoices. Seller shall issue invoices, on a per-Purchase Order basis or on a periodic basis in Seller’s discretion, to Distributor for all Products ordered in any Purchase Order. Each invoice for Products must set forth in reasonable detail the amounts payable by Distributor under this Agreement and contain the following information, as applicable: a reference to this Agreement; Purchase Order number, amendment number, and line-item number; Seller's name; Seller's identification number; carrier name; weight of shipment; quantity of Products shipped; number of cartons or containers in shipment; bill of lading number; country of origin, and any other information necessary for identification and control of the Products. Distributor reserves the right to return and withhold payment for any invoices or related documents that are inaccurate or incorrectly submitted to Distributor.

Section 10.04Invoice Disputes. Distributor shall Notify Seller of any dispute regarding an invoice within ten (10) business days from Distributor's receipt of such invoice. The Parties shall seek to resolve all such disputes expeditiously and in good faith in accordance with the dispute resolution provisions set forth in Section Section 20.14. Notwithstanding anything to the contrary, Seller shall continue performing its obligations under this Agreement during any such dispute.

Section 10.05Payment Terms. Except for any amounts disputed by Distributor in good faith, Distributor shall pay all invoiced amounts due to Seller within thirty (30) days following the later of (a) Distributor's receipt of Seller's invoice or (b) Distributor's receipt of applicable Products. Payment of invoices will not be deemed acceptance of the Products or waive Distributor's right to inspect, but rather such Products will be subject to acceptance under Section Section 8.03. Distributor is entitled to any discounts allowable by Seller if its failure to make timely payment is due to Seller's actions or other circumstances or events beyond Distributor's reasonable control.

Distributor shall make all payments in US dollars by check, wire transfer or automated clearing house, in accordance with the following wire instructions:

ABA Number: 121000248

SWIFT: WFBIUS6S
Account Number: 4676410202
Bank Address: 420 Montgomery St., San Francisco, CA 94104

ARTICLE XI
Use of Seller's Name and Trademarks

Section 11.01Use of Seller's Name and Trademarks. Distributor and its authorized independent sales representatives, subdistributors, successors, and assigns are hereby authorized to:

(a)use Trademarks, service marks and trade names of Seller and any third- party licensing Seller in connection with advertising, promoting, or reselling the Products; and

(b)refer to and advertise itself as an authorized distributor of the Products.

Section 11.02No Other Right to Use Trademarks.  Other than as set forth in the foregoing, Distributor acknowledges and agrees that by virtue of this Agreement its hall obtain no right, title, or interest in or to the Seller Trademarks.  Distributor shall not use the Seller Trademarks in any other than as expressly authorized herein.

ARTICLE XII
Term; Termination

Section 12.01Initial Term. The term of this Agreement commences on the Effective Date and continues for a period of Three Years (3), unless and until earlier terminated as provided under this Agreement or applicable Law (the “Initial Term”).

Section 12.02Renewal Term. On expiration of the Initial Term, this Agreement automatically renews for additional successive one (1) year terms unless and until either Party provides Notice of nonrenewal at least ninety (90 days before the end of the then-current term, or unless and until earlier terminated as provided under this Agreement or applicable Law (each a “Renewal Term” and together with the Initial Term, the “Term”). If the Term is renewed for any Renewal Term(s) pursuant to this Section, the terms and conditions of this Agreement during each such Renewal Term are the same as the terms in effect immediately prior to such renewal, subject to any change agreed to by the Parties in accordance with Section Section 20.08. If either Party provides timely Notice of its intent not to renew this Agreement, then, subject to Section Section 12.01, unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the then-current Term.

Section 12.03Distributor's Right to Terminate the Agreement. Distributor may terminate this Agreement, on Notice to Seller:

(a)if Seller repudiates any of its obligations under this Agreement;

(b)except as otherwise specifically provided under this Section Section 12.03, if Seller is in material breach of any representation, warranty, obligation or covenant of Seller under this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by Seller within a commercially reasonable period of time under the circumstances, in no case exceeding thirty (30) following Seller's receipt of Notice of such breach;

(c)notwithstanding the generality of Section Section 12.03(b), if Seller fails to, or threatens to fail to, timely deliver Products conforming to the requirements of, and otherwise in accordance with, the terms and conditions of this Agreement;

(d)if Seller:

(i)becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due;

(ii)files or has filed against it, a petition for voluntary or involuntary bankruptcy, or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law;

(iii)seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts;

(iv)makes or seeks to make a general assignment for the benefit of its creditors; or

(v)applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(e)in the event of a Force Majeure Event affecting Seller's performance of this Agreement for more than one hundred twenty (120) days; or

Any termination under this Section Section 12.03 is effective on Seller' s receipt of Distributor's Notice of termination or any later date set out in the Notice.

Section 12.04 Seller's Right to Terminate for Cause. Seller may terminate this Agreement (including all related Purchase Orders) on Notice to Distributor:

(a)except as otherwise specifically provided under this Section Section 12.04, if Distributor is in material breach of any representation, warranty, obligation or covenant of Distributor under this Agreement, and either the breach cannot be cured or, if the breach can be cured, it is not cured by Distributor within a commercially reasonable period of time (in no case exceeding thirty (30) days after Distributor's receipt of Notice of such breach.

(b)if Distributor:

(i)becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due;

(ii)files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law;

(iii)seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts;

(iv)makes or seeks to make a general assignment for the benefit of its creditors; or

(v)applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Any termination under this Section Section 12.04 is effective on Distributor's receipt of Seller's Notice of termination or any later date set out in the Notice.

Section 12.05Effect of Expiration or Termination.

(a)Unless Distributor directs otherwise, any termination under Section Section 12.03 or Section Section 12.04 automatically terminates all related Purchase Orders under Article ARTICLE VII.

(b)Upon the expiration or earlier termination of this Agreement, each Party shall promptly the other Party or, at the other Party’s option, destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on the other Party's Confidential Information;

(c)The Party terminating this Agreement, or in the case of the expiration of this Agreement, each Party, shall not be liable to the other Party for any damage of any kind (whether direct or indirect) incurred by the other Party by reason of the expiration or earlier termination of this Agreement. Termination of this Agreement will not constitute a waiver of any of the terminating Party's rights or remedies/either Party's rights, remedies, or defenses under this Agreement, at law, in equity, or otherwise.

Section 12.06Post-Term Resale Period. On the expiration or earlier termination of this Agreement, Distributor may, in accordance with the applicable terms and conditions of this Agreement, sell off its existing inventories of Products for a period of six (6) months following the last day of the Term (the “Post-Term Resale Period”).

ARTICLE XIII
Confidentiality

Section 13.01Scope of Confidential Information. From time to time during the Term, either Party (as “Disclosing Party”) may disclose or make available to the other Party (as “Receiving Party”) information about its business affairs, goods and services, Forecasts, confidential information, and materials comprising or relating to Intellectual Property Rights, Trade Secrets, third-party confidential information, and other sensitive or proprietary information; such information, as well as the terms of this Agreement, whether orally or in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential” constitutes “Confidential Information” hereunder. Confidential Information excludes information that, at the time of disclosure and as established by documentary evidence:

(a)is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Article ARTICLE XIII by Receiving Party or any of its Representatives;

(b)is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information;

(c)was known by or in the possession of Receiving Party or its Representatives before being disclosed by or on behalf of Disclosing Party; or

(d)was or is independently developed by Receiving Party without reference to or use of, in whole or in part, any of Disclosing Party's Confidential Information.

Section 13.02Protection of Confidential Information. Receiving Party shall:

(a)protect and safeguard the confidentiality of Disclosing Party's Confidential Information with at least the same degree of care as Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

(b)not use Disclosing Party's Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and

(c)not disclose any such Confidential Information to any Person, except:

(i)to Receiving Party's Representatives who need to know the Confidential Information to assist Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement; or

(ii)pursuant to applicable federal, state, or local law, regulation or a valid order issued by a court or governmental agency of competent jurisdiction, provided that Receiving Party shall first provide Disclosing Party with: (A) prompt Notice of such requirement so that Disclosing Party may seek, at its sole cost and expense, a protective order, or other remedy; and (B) reasonable assistance, at Disclosing Party's sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure.

The Receiving Party shall be responsible for any breach of this Article ARTICLE XIII caused by any of its Representatives. The provisions of this Article ARTICLE XIII shall survive termination or expiration of this Agreement for any reason.  At any time during or after the Term, at Disclosing Party's written request, Receiving Party and its Representatives shall, under Section Section 12.05(b), promptly return or destroy all Confidential Information and copies thereof that it has received under this Agreement.  The obligations of each Party under this Section 13 shall survive any termination or expiration of this Agreement.

In the event of any conflict between the terms and provisions of this Article ARTICLE XIII and those of any other provision in this Agreement, the terms and provisions of this Article ARTICLE XIII will prevail.

ARTICLE XIV
Certain Obligations of Seller and DISTRIBUTOR

Section 14.01General Compliance With Laws Covenant. Each Party shall at all times comply with all Laws applicable to this Agreement and its obligations under this Agreement, including Seller's sale of the Products. Without limiting the generality of the foregoing, each Party shall:

(a)at its own expense, maintain all certifications, credentials, licenses, and permits necessary to conduct its business relating to the sale of the Products; and

(b)not engage in any activity or transaction involving the Products, by way of shipment, use, or otherwise, that violates any Law.

Section 14.02Anti-Corruption Compliance.

(a)Each Party shall comply with all applicable laws, statutes, regulations, and codes relating to anti-bribery and anti-corruption in the Territory the United States, including but not limited to the United States Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-1 et seq., (the “Relevant Requirements”).  Without limiting the generality of the foregoing, each Party agrees that it shall not use corporate funds or assets for any unlawful contribution, gift, entertainment or other unlawful expense, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or directly, or indirectly through its agents, representatives or any other person authorized to act on its behalf, knowingly offered, promised, paid, given, or authorized the payment or giving of money or anything else of value, to any governmental official or other person or entity while knowing or having reason to believe that some portion or all of the payment or thing of value will be offered, promised, or given, directly or indirectly, to a government official.

(b)Each Party have and shall maintain in place throughout the term of this agreement its own policies and procedures to ensure compliance with the Relevant Requirements, and will enforce them where appropriate.

(c)Distributor shall promptly report to the Seller any request or demand for any undue or suspicious financial or other advantage of any kind received by the Distributor in connection with the performance of this agreement.

(d)Distributor shall immediately notify the Seller (in writing) if a public official in the Territory becomes an officer, employee, consultant or agent of the Distributor or acquires a direct or indirect interest in the Distributor, and the Distributor warrants that it has no such public officials as direct or indirect owners, officers or employees at the date of this agreement.

(e)within two (2) months of the date of this agreement, and annually thereafter, Distributor shall certify to the Seller in writing signed by an officer of the Distributor, compliance with this Section 14.02 by the Distributor and all persons referred to under Section 14.02. The Distributor shall provide such supporting evidence of compliance as the Supplier may reasonably request.

(f)Each Party represents and warrants that (i) it is and has been at all times in compliance with all Laws administered by OFAC or any other Governmental Entity imposing economic sanctions and trade embargoes (“Economic Sanctions Laws”) against designated countries, entities, and persons, (ii) it is not and has not been subject to any Economic Sanctions Law.  The Distributor shall comply at all times with all Economic Sanctions Laws.

Section 14.03Seller Reports. At least monthly, Seller shall provide Distributor with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement, amounts invoiced for each Product, and such other information as Distributor may reasonably request.

Section 14.04Made in USA Certification. Seller shall not label any of its Products as being “Made in America,” “Made in USA,” or with similar wording unless the labelling complies with applicable Laws.

Section 14.05Duty to Advise. Seller shall promptly Notify Distributor of any of the following events or occurrences, or any facts or circumstances reasonably likely to give rise to any of the following events or occurrences:

(a)any failure by Seller to perform any of its obligations under this Agreement;

(b)any delay in delivery of Products;

(c)any defects or quality problems relating to Products;

(d)any change in Control of Seller;

(e)any change in Seller's authorized Representatives, insurance coverage, or professional certifications; or

(f)any failure by Seller, or its subcontractors or common carriers, to comply with Law.

Section 14.06Modifications.  Except as explicitly authorized in this Agreement, including but not limited to Article III or in a separate written agreement with Seller, Distributor shall not alter or modify any of the Products or their constituent elements and shall not:  (a) reverse engineer, interrogate, or decode any of the products or program components of the Products, including the Software and Intellectual Property Rights; (b) attempt to bypass or to defeat any of the protection methods which have been applied by Seller to prevent unauthorized uses of the Products; or (c) attempt any other procedure to put any of the program components into human readable form.  Distributor may, with Seller’s approval, alter certain aspects of the Products and/or Software as necessary to suit local markets.

Section 14.07IRIS Image Data.  Seller does not have nor will it permit or facilitate access any Iris Image Data which may collected logged, used, and/or stored by the Products.  Seller acknowledges that the Customer owns any such Iris Image Data, and is responsible for obtaining any and all consents, authorizations and permissions to collect and use such Iris Image Data.

Section 14.08Duty to Cooperate.  Each Party shall cooperate in regard to all sales and marketing activities conducted between the Parties under this Agreement related to the Products.  Distributor and Seller further agree to inform the other Party, at each Party’s discretion, of any material change or potential change in market conditions of which they become aware which might affect current or potential sales of Products in the Territory or Verticals.

ARTICLE XV
Representations and Warranties

Section 15.01Seller's Representations and Warranties. Seller represents and warrants to Distributor that:

(a)it is a limited liability company duly organized, validly existing, and in good standing in the jurisdiction of its organization;

(b)it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required;

(c)it has the full right, organizational power, and authority to enter into this Agreement, to grant the rights and licenses granted under this Agreement, and to perform its obligations under this Agreement;

(d)the execution of this Agreement by its Representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of the Party;

(e)when executed and delivered by each of Distributor and Seller, this Agreement will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms; and

(f)it is in compliance with all Laws and Seller Contracts applicable to this Agreement, the Products and the operation of its business.

Section 15.02Distributor's Representations and Warranties. Distributor represents and warrants to Seller that:

(a)it is a limited liability company duly organized, validly existing, and in good standing in the jurisdiction of its organization;

(b)it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement;

(c)it has the full right, organizational power and authority to enter into this Agreement, to grant the rights and licenses granted under this Agreement, and to perform its obligations under this Agreement;

(d)the execution of this Agreement by its Representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of the Party;

(e)the execution, delivery, and performance of this Agreement by Distributor will not violate, conflict with, require consent under, or result in any breach or default under:

(i)any of Distributor's organizational documents;

(ii)any applicable Law; or

(iii)with or without notice or lapse of time or both, the provisions of any Distributor Contract; and

(f)when executed and delivered by each of Seller and Distributor, this Agreement will constitute the legal, valid, and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.

ARTICLE XVI
Product Warranties

Section 16.01Product Warranties. Seller warrants to Distributor that:

(a)All Products will be manufactured and supplied in a competent, professional manner, in accordance with the highest standard and best practices of Seller’s industry;

(b)All Products are fit and safe for use consistent with and will conform with the specifications and documentation provided with the Product and will be free from defects in material and workmanship;

(c)Products are free of defects in design;

(d)no claim, lien, or action exists or is threatened against Seller that would interfere with the marketing, use, or sale of the Products;

(e)no Products, nor the manufacture, marketing, sale, and use of the Products, nor anything in or contemplated by this Agreement, infringes on any third-party Intellectual Property Rights;

(f)Distributor will receive good, marketable and valid title to the Products, free and clear of all Encumbrances of any kind;

(g)All Products will be manufactured, produced, labelled, furnished and delivered to Distributor in compliance with applicable laws and regulations;

(h)Seller will use due diligence protocols, standards, and procedures in its supply chain management that enable Seller to comply with its warranties and representations to Distributor

(i)All Products are new and do not contain used or reconditioned parts;

(j)all Products and all parts of Products, including, but not limited to parts that may be identified as replacement units or spare parts, will not experience data integrity, undetected data loss, or related issues;

(k)to the extent the Products include software code, the Products contain no harmful code;

(l)it has disclosed to Distributor in writing the existence of any third-party code, including open source code, that is included in or is provided in connection with the Products and that Seller and the Products are in compliance with all licensing agreements applicable to such third-party code;

(m)all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable Law) in the Products, to the extent permitted by Law.

Distributor may pass through to End Users all warranties granted by Seller under this Agreement.

Section 16.02Remedies for Breach of Warranties.  If Products do not comply with the warranties in this Agreement, in addition to other remedies available at Law or in this Agreement, Seller shall, at Distributor's discretion:

(a)repair or replace such Defective Products; or

(b)render a Return Credit for such Defective Products plus any inspection, test, and transportation charges paid by Distributor, less any applicable discounts, rebates, or credits.

For such Products, Distributor shall ship, at Seller's expense and risk of loss, such allegedly Defective Products to the nearest authorized Seller location and Seller will, at Seller's expense and risk of loss, return any repaired or replaced Product to a location designated by Distributor in a timely manner.

If Seller fails to repair or replace Products in a timely manner, Distributor may do so and Seller shall reimburse Distributor for actual and reasonable expenses. Distributor may return Defective Products from any Distributor location to the nearest authorized Seller location at Seller's cost.

ARTICLE XVII
Indemnification

Section 17.01Seller Indemnification. Subject to the terms and conditions of this Agreement, including those set forth in Section Section 17.02, Seller shall indemnify, defend, and hold harmless Distributor and its Representatives/officers, directors, employees, agents, Affiliates, successors, and permitted assigns (collectively, “Distributor Indemnitees”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers, incurred by a Distributor Indemnitee or End User (collectively, “Losses”), relating to any of the following:

(a)breach or non-fulfillment of any representation, warranty, obligation or covenant under this Agreement by Seller or Seller's Personnel;

(b)any negligent or more culpable act or omission of Seller or its Personnel (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Agreement; or

(c)any bodily injury, death of any Person, or damage to real or tangible personal property caused by the acts or omissions of Seller or its Personnel; or

(d)any failure by Seller or its Personnel to comply with any applicable Laws.

Section 17.02Exceptions and Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement, Seller is not obligated to indemnify or defend Distributor Indemnitee against any claim (whether direct or indirect) if such claim or corresponding Losses directly result from Distributor Indemnitee's or its Personnel's:

(a)negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b)failure to comply with any of its obligations set forth in this Agreement.

Section 17.03Distributor Indemnification. Subject to the terms and conditions of this Agreement, including those set forth in Section 17.04, Distributor shall indemnify, defend, and hold harmless Seller and its Representatives/officers, directors, employees, agents, Affiliates, successors, and permitted assigns (collectively, “Seller Indemnitees”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers, incurred by a Seller Indemnitee (collectively, “Losses”), relating to any of the following:

(a)breach or non-fulfillment of any representation, warranty, obligation or covenant under this Agreement by Distributor or Distributor's Personnel;

(b)any negligent or more culpable act or omission of Distributor or its Personnel (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Agreement; or

(c)any bodily injury, death of any Person, or damage to real or tangible personal property caused by the acts or omissions of Distributor or its Personnel; or

(d)any failure by Distributor or its Personnel to comply with any applicable Laws.

Section 17.04Exceptions and Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement, Distributor is not obligated to indemnify or defend Seller Indemnitee against any claim (whether direct or indirect) if such claim or corresponding Losses directly result from Seller Indemnitee's or its Personnel's:

(a)negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b)failure to comply with any of its obligations set forth in this Agreement.

Section 17.05Seller Intellectual Property Indemnification. Seller shall defend, or at Distributor's option cooperate in the defense of, hold harmless and indemnify, including legal fees, Distributor Indemnitees from and against all Losses arising out of any third-party Claim alleging that any of the Products or Distributor receipt or use thereof infringes any Intellectual Property Right.

In addition, if such a Claim is or is likely to be made, Seller shall, at its own expense, exercise the first of the following that is practicable:

(a)obtain for Distributor and its End Users the right to continue to use and sell the Products consistent with this Agreement;

(b)modify the Products so they are non-infringing and in compliance with this Agreement;

(c)replace the Products with non-infringing ones that comply with this Agreement; or

(d)at Distributor's request, accept the cancellation and return (at Seller's expense) of infringing Products without Distributor or End Users having any cancellation liability and refund to Distributor and End Users any amount paid for such infringing Products.

If the Products, or any part of the Products, become, or in Seller's opinion are likely to become, subject to a Claim that qualifies for intellectual property indemnification coverage under this Section Section 17.05, Seller shall, at its sole option and expense, Notify Distributor and End Users to cease using such Products.

Distributor shall Notify Seller of third-party Claims against Distributor and reasonably cooperate in the investigation, settlement, and defense of such Claims at Seller's expense.

ARTICLE XVIII
Limitation of Liability

Section 18.01No Liability for Consequential or Indirect Damages. EXCEPT FOR LIABILITY FOR INDEMNIFICATION, LIABILITY FOR BREACH OF CONFIDENTIALITY, OR LIABILITY FOR INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY NOR ITS REPRESENTATIVES IS LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR ENHANCED DAMAGES, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED IN ADVANCE BY THE OTHER PARTY OR COULD HAVE BEEN REASONABLY FORESEEN BY SUCH PARTY, REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

ARTICLE XIX
Insurance Obligations

Section 19.01Insurance. Without limiting Seller's indemnification obligations under this Agreement, during the Term, each Party shall, at its own expense, maintain and carry in full force and effect at least the following types and amounts of insurance coverage, subject to the requirements set forth in Section Section 19.02:

(a)commercial general liability with limits no less than $1,000,000 for each occurrence and $2,000,000 in the aggregate, including bodily injury and property damage and Products and completed operations and advertising liability, which policy will include product liability coverage (if practicable) and contractual liability coverage insuring the activities of such Party under this Agreement;

Section 19.02Insurance Contract Requirements. Each Party shall ensure that all insurance policies required pursuant to Section Section 19.01:

(a)are issued by insurance companies with a Best's Rating of no less than A-;

(b)provide that such insurance carriers give the other Party at least 30 days  prior Notice of cancellation or non-renewal of policy coverage, provided that, prior to such cancellation, Seller has new insurance policies in place that meet the requirements of this Article ARTICLE XIX;

(c)provide that such insurance be primary insurance and any similar insurance in the name of and/or for the benefit of Seller shall be excess and non-contributory;

(d)name Distributor and Distributor's Affiliates, including, in each case, all successors and permitted assigns, as additional insureds; and

(e)waive any right of subrogation of the insurers against Distributor or any of its Affiliates.

Section 19.03Insurance Certificates. On the other Party’s request, each Party shall provide Distributor with copies of the certificates of insurance and policy endorsements for all insurance coverage required by this Article ARTICLE XIX, and shall not do anything to invalidate such insurance. This Section Section 19.03 shall not be construed in any manner as waiving, restricting, or limiting the liability of either Party for any obligations imposed under this Agreement (including but not limited to, any provisions requiring a party hereto to indemnify, defend, and hold the other harmless under this Agreement).

ARTICLE XX
Miscellaneous

Section 20.01Further Assurances. Upon a Party's reasonable request, the other Party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

Section 20.02Entire Agreement. Subject to Article ARTICLE III, this Agreement, including and together with any related exhibits, schedules, attachments, and appendices, together with the Purchase Orders, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

Section 20.03Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive the expiration or earlier termination of this Agreement; and (b) Article ARTICLE XIII, Article XVI, and Article XVII of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, shall survive the expiration or earlier termination of this Agreement.

Section 20.04Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”, and with the correlative meaning, “Notify”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all Notices must be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (in each case, return receipt requested, postage prepaid).  Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

Notice to Distributor:	3801 Avalon Park E. Blvd.,Ste. 400, Orlando, FL 32828

bkioff@aol.com
Attention: President
Notice to Seller:	321 West 44th St., Suite 702, New York, NY 10036

jcarter@eyelock.com
Attention: President

Section 20.05Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (e) words denoting any gender include all genders. Unless the context otherwise requires, references in this Agreement: (x) to sections, exhibits, schedules, attachments, and appendices mean the sections of, and exhibits, schedules, attachments, and appendices attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The exhibits, schedules, attachments, and appendices referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

Section 20.06Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

Section 20.07Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 20.08Amendment and Modification. No amendment to or modification of this Agreement or any Purchase Order is effective unless it is in writing and signed by an authorized Representative of each Party.

Section 20.09Waiver.

(a)No waiver under this Agreement is effective unless it is in writing and signed by an authorized representative of the Party waiving its right.

(b)Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c)None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i)any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii)any act, omission, or course of dealing between the Parties.

Section 20.10Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise..

Section 20.11Assignment. Neither Party may assign any of its rights or obligations under this Agreement without the other Party’s prior written consent.

Without limiting the effect of Section Section 2.02,notwithstanding the above, either Party may, without the consent of the other Party, assign their rights and obligations under this Agreement without any prior consent if such assignment is to:

(a)the assigning or delegating Party's Affiliate;

(b)a successor of the assigning or delegating Party, by consolidation, merger, or operation of law;

(c)a purchaser of all or substantially all of the assigning or delegating Party's assets.

Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating Party of any of its obligations under this Agreement.

Section 20.12Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

Section 20.13No Third-Party Beneficiaries.

(a)Subject to Section Section 20.13(b), this Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(b)The Parties hereby designate Subsidiaries, Distributor Indemnitees, and End Users as third-party beneficiaries with the right to enforce Section Section 2.02, Article ARTICLE XVII, Section Section 16.01, respectively, together with any related provision of this Agreement.

Section 20.14Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (each, a “Dispute”), shall be submitted for negotiation and resolution to senior management of Seller and senior management of Distributor (or to such other person of equivalent or superior position designated by Distributor in a written Notice to Seller), by delivery of written Notice (each, a “Dispute Notice”) from either Party to the other Party. Such persons shall negotiate in good faith to resolve the Dispute.  If the Parties cannot resolve any Dispute within thirty (30) after delivery of the applicable Dispute Notice, such Dispute, to the maximum extent allowed by applicable law, will be submitted to and finally resolved by, confidential binding arbitration; provided, however, that the foregoing clause will not apply to those matters which pursuant to applicable law may not be arbitrated, in which case only such matters shall be resolved as required under applicable law.  Either party may file a written Demand for Arbitration with the American Arbitration Association’s Orlando, Florida, Regional Office, and will send a copy of the Demand for Arbitration to the other party.  The arbitration will be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association as applicable to employment disputes, except that discovery may be had in accordance with the Federal Rules of Civil Procedure.  The venue for the arbitration will be Orlando, Florida.  The arbitration will be conducted before one arbitrator selected through the American Arbitration Association’s arbitrator selection procedures.  The arbitrator will promptly fix the time, date and place of the hearing and notify the parties.  The parties will stipulate that the arbitration hearing will last no longer than five (5) business days.  The arbitrator will render a decision within ten (10) days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest, unless otherwise not permitted by applicable law.  The arbitrator will promptly transmit an executed copy of its decision to the parties which shall be confidential among the parties for all purposes.  The decision of the arbitrator will be final, binding and conclusive upon the parties.  Each party will have the right to have the decision enforced by any court of competent jurisdiction.  Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction.

Section 20.15Choice of Law. This Agreement, including all Purchase Order documents and exhibits, schedules, attachments, and appendices attached to this Agreement and thereto are governed by, and construed in accordance with, the Laws of the State of Delaware, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the Laws of any jurisdiction other than those of the State of Delaware. The parties agree that the United Nations Convention on Contracts for the International Sale of Products does not apply to this Agreement.

Section 20.16Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all Purchase Orders and exhibits, schedules, attachments, and appendices attached to this Agreement and thereto, and all contemplated transactions in any forum other than United States District Court Middle District of Florida, Orlando Division, or, if such court does not have subject matter jurisdiction, the courts of the State of Florida sitting in Orange County and any appellate court from any thereof.  Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only such named forums. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 20.17Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING ANY PURCHASE ORDERS OR EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY PURCHASE ORDERS, EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 20.18Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.  Notwithstanding anything to the contrary in Section Section 20.04, a signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.  This Agreement may be executed by e-signature (i.e., Docusign or similar).

Section 20.19Force Majeure. Any delay or failure of either Party to perform its obligations under this Agreement will be excused to the extent that the delay or failure was caused directly by an event beyond such Party's control, without such Party's fault or negligence and that by its nature could not have been foreseen by such Party or, if it could have been foreseen, was unavoidable (which events may include natural disasters, embargoes, explosions, riots, wars, acts of terrorism, pandemics, and/or government shutdowns) (each, a “Force Majeure Event”). Seller's financial inability to perform, changes in cost or availability of materials, components, or services, market conditions or supplier actions or contract disputes will not excuse performance by Seller under this Section Section 20.19. Each Party shall give the other Party prompt written notice of any event or circumstance that is reasonably likely to result in a Force Majeure Event, and the anticipated duration of such Force Majeure Event. Each affected Party shall use all diligent efforts to end the Force Majeure Event, ensure that the effects of any Force Majeure Event are minimized and resume full performance under this Agreement.

Section 20.20No Franchise or Business Opportunity Agreement. The Parties are independent contractors and nothing in this Agreement shall be deemed or constructed as creating a joint venture, employment, partnership, agency relationship, business opportunity, or franchise between Seller and Distributor. Neither Party, by virtue of this Agreement, will have any right, power, or authority to act or create an obligation, express or implied, on behalf of the other Party. Each Party assumes responsibility for the actions of its personnel under this Agreement and will be solely responsible for their supervision, daily direction, and control, wage rates, withholding income taxes, disability benefits, or the manner and means through which the work under this Agreement will be accomplished. Except as provided otherwise in this Agreement, Distributor has the sole discretion to determine Distributor's methods of operation, Distributor's accounting practices, the types and amounts of insurance Distributor carries, Distributor's personnel practices, Distributor's advertising and promotion, Distributor's customers, and Distributor's service areas and methods. The relationship created hereby between the parties is solely that of supplier and distributor. If any provision of this Agreement is deemed to create a franchise or business opportunity relationship between the parties, then the parties shall negotiate in good faith to modify this Agreement so as to effect the parties' original intent as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as a distribution agreement and not a franchise or business opportunity agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

EyeLock LLC, a Delaware limited liability company
By /s/ Loriann Shelton_________ Name: Loriann Shelton Title: Senior Vice President
GalvanEyes Partners, LLC, a Florida limited liability company
By /s/ Beat Kahli_____________________ Name: Beat Kahli Title: Chairman

Schedule 1

LIST OF PRODUCTS

NNXTLP: Indoor iris identity reader, provides 20” read range

NEXT: Outdoor rated iris identity reader, provide 32” read range

NIXT: Indoor iris identity reader w/LCD screen, provides 24” read range

MYRISE: Handheld, portable iris identity device

ITEMP: Optional temperature/mask detection device for iXT

EISEYE: Eyelock Identity Suite software license.  One per device. One time purchase.

EISSSA: Software Support Agreement for EIS software license.

Schedule 2

TRADEMARK LIST

EYELOCK

MYRIS

NANO EXT

NANO NXT

BIOTAG

Schedule 3

PRICES1

Eyelock P/N	MSRP	GalvanEyes Price
NNXTLP	1250	$700
NEXT	3500	$2,000
NIXT	1550	$900
MYRISE	350	$200
ITEMP	825	$510
EISEYE	150$75
Eisssa	75	$45

[Exhibit A]

[1]	Prices subject to increase due to market conditions such as component shortages

[TRAINING DETAILS]2

[Exhibit B]

[2]	To be deleted if not applicable.

[SPECIFICATIONS]

APPENDIX B

Opinion of Imperial Capital, LLC

10100 Santa Monica Blvd., Suite 2400 | Los Angeles, CA 90067

Tel: 310-246-3700 | Fax: 310-777-3000

PERSONAL AND CONFIDENTIAL

May 25, 2021

Board of Directors

VOXX International Corporation

180 Marcus Blvd.

Hauppauge, NY 11788

Members of the Board:

You have requested that Imperial Capital, LLC (“Imperial Capital”, “we”, “our” or “us”) provide an opinion (the “Opinion”) as to the fairness, from a financial point of view, to VOXX International Corporation (“VOXX”) of the Distribution Agreement (“Agreement”) dated April 29, 2021 between EyeLock LLC, a subsidiary of VOXX (“EyeLock” or “Company”), and GalvanEyes Partners, LLC (“Distributor”). The “Transaction” in the context of this Opinion, refers to the Company entering into the Agreement (as defined below) and the transactions and terms contemplated and included therein (further described below).

We understand that the Company entered into the Agreement with Distributor. Under the terms of the Agreement, the Company will grant the Distributor: (a) exclusive distribution rights for EyeLock products in the following territories: European Union (excluding EyeLock’s existing customers), Puerto Rico, Switzerland, Malaysia, and Singapore; (b) exclusive distribution rights for EyeLock’s products in the United States for the residential real estate industry and the U.S. Department of Transportation verticals; and (c) non-exclusive distribution rights for EyeLock’s products in all other territories and verticals either in conjunction with the Company or with the Company's consent. In exchange for both the exclusive and non-exclusive distribution rights, the Distributor shall: (a) pay EyeLock a fee equal to EyeLock’s annual operating losses up to a maximum amount of $5 million for two years, and such fee is to be calculated on a rolling fiscal quarterly basis with the first payment due on November 30, 2021; (b) be entitled to reduce any quarterly fee paid by the Gross Profit (as defined in the Agreement) from Distributor’s sales of EyeLock’s products by the Distributor in the period, and in the event that Gross Profits from sales by Distributor during a given quarter exceeds operating losses in the applicable period, the excess shall be applied to future periods where losses are incurred or to prior periods in the same fiscal year; and (c) not be required to purchase any minimum amounts or quantity of products in any period.

Additionally, a put/call right was included in the Agreement, whereby Distributor has the right to put the exclusivity back to EyeLock after the initial two (2) year period from the effective date, for an equity stake equal to 20.0% of all outstanding equity interest in EyeLock, calculated on a fully diluted basis. EyeLock has the right to call the exclusivity rights granted at any time during this Agreement. In exchange, EyeLock would grant Distributor an equity stake equal to 20.0% of all outstanding equity interest in EyeLock, calculated on a fully diluted basis. Unless there is an initial public offering of EyeLock or capital event resulting in a material change of control of EyeLock prior to the expiration of the two (2) year period the put/call options may be exercised by either of the parties.

In connection with this opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. We have, among other things:

(i)	Analyzed certain historical business and financial information relating to EyeLock that we deemed to be relevant to our analysis;
(ii)	Reviewed certain internal financial forecasts and budgets for EyeLock prepared and provided by both VOXX’s and EyeLock’s management (the “financial forecasts”);
(iii)	Reviewed VOXX’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and February 28, 2021;
(iv)	Conducted discussions with certain members of VOXX’s and EyeLock’s management to discuss the operations and future prospects of EyeLock;
(v)	Reviewed and discussed the Agreement with both the VOXX and EyeLock management teams;
(vi)	Reviewed public information with respect to certain other public companies with business lines and financial profiles which we deemed to be relevant;
(vii)	Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant;
(viii)

Conducted a Discounted Cash Flow that relied on the detailed revenue and expense projections prepared by management of VOXX and EyeLock that reflected the financial and operational facts and circumstances specific to the Company and a market multiple for terminal value;

(ix)	Reviewed certain publicly available research reports and other industry public announcements; and
(x)	Considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant.

In preparing our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and have not assumed responsibility for independent verification of such information or conducted or have been furnished with any current independent valuation or appraisal of any assets, properties or liabilities (contingent or otherwise) of EyeLock. With respect to the financial forecasts and other information provided to us by the management of VOXX and the Company, we have assumed that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of management of VOXX and the Company as to the future financial performance of EyeLock and the other matters covered thereby. At the direction of the Board, we have used the financial forecasts in performing our analyses and in arriving at this Opinion. We assume no responsibility for the assumptions, estimates and judgments on which the financial forecasts and the other financial information are based, and we express no opinion with respect to the financial forecasts and the other financial information. In addition, we were not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of VOXX, the Company or its respective subsidiaries, nor were we furnished with any such evaluations or appraisals. We have undertaken no independent analysis of any potential or actual litigation, possible unasserted claims or other contingent liabilities to which VOXX or the Company is or may be a party or is or may be subject. With regard to the information provided to us by VOXX and the Company, we have also relied upon the assurances of management of VOXX and the Company that they are unaware of any facts or circumstances that would make the information or financial forecasts provided to us incomplete or misleading. We also assumed that there has been no material change in assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of VOXX or the Company since the date of the most recent financial statements made available to us. With your consent, we have also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on VOXX or the Company or the Transaction, and the Transaction has been consummated in accordance with the terms of the Agreement and other documents made available to us, without waiver, modification or amendment of any term, condition or agreement therein that is material to our analysis.

We have relied upon the fact that the Transaction was consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations. In rendering this Opinion, we have assumed, with VOXX’s consent that (i) the final executed Distribution Agreement dated April 29, 2021 is the correct version to be analyzed, (ii) the parties to the Distribution Agreement will comply with all the material terms of the Distribution Agreement, and (iii) the Distribution Agreement has been duly executed by all parties without any subsequent adverse waiver(s) or amendment(s) of any material term(s) or condition(s) thereof. We have also assumed that all governmental, regulatory, or other consents and approvals, if any, have been obtained.

Our opinion is necessarily based upon financial, monetary, economic, market and other conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof, and we assume no responsibility for updating, revising or reaffirming this Opinion based on circumstances, developments or events arising or occurring after the date hereof. As you are aware, the credit, financial and stock markets, and the industry in which the Company operates have been and remain subject to volatility and uncertainty, and we express no view as to the impact of such volatility and uncertainty after the date hereof on VOXX, EyeLock or the Transaction.

It is understood that this letter is for the use and benefit of the Board in connection with the Transaction. This Opinion only addresses the fairness to VOXX, from a financial point of view. This Opinion does not constitute a recommendation as to how shareholders of VOXX should vote or act in connection with the Agreement or any aspect thereof. This Opinion does not address the merits of the underlying decision by VOXX to engage in the Agreement or the relative merits of any strategic or financial alternatives that may be available to VOXX. This Opinion does not address the solvency, creditworthiness or fair value of VOXX, the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, nor does it address the tax or legal consequences of the Transaction to VOXX, its shareholders, or any other party. This Opinion does not constitute advice or a recommendation to the Board, VOXX, the Company or any security holder as to how it should act or vote on any matter relating to the Transaction or otherwise. We were not requested to, and we did not try to identify any third parties who may be interested in participating in a Transaction or entering into a distribution agreement similar to the one executed by VOXX or EyeLock and Distributor.  Neither this letter nor any other advice or information provided by Imperial Capital, whether oral or written, may be reproduced, disseminated, quoted, or referred to at any time without our prior written consent, except that VOXX and/or the Company may reproduce a copy of this Opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and is required to be mailed or delivered to the holders of VOXX common stock. We express no opinion as to what the market price or value of VOXX common stock will be after the announcement of the Transaction. We also express no opinion about the amount or nature of the compensation which, for the avoidance of doubt, shall not include the Transaction consideration to VOXX’s or the Company’s officers, directors or employees, or class of such persons in connection with the Transaction relative to the consideration in the Transaction or otherwise.

We are not opining on, and this Opinion does not constitute an opinion with respect to, VOXX’s or EyeLock’s underlying business decision to execute the Agreement or consummate the Transaction, any legal, tax or accounting issues concerning the Agreement, or any terms contained in the Agreement (other than as to the fairness, from a financial point of view, to VOXX). We are acting as financial advisor to the Board of Directors of VOXX (the “Board”) in connection with the Transaction and will receive a customary fee from VOXX for our services, a portion of which was paid at the time we were retained by the Board and the balance of which will be payable upon issuance and delivery of this Opinion, regardless of the conclusions reached herein. No portion of Imperial Capital’s fee for the delivery of this Opinion is contingent upon the conclusions reached in this Opinion, nor is any portion contingent upon the consummation of the Transaction and no fee payable to any other financial advisor by the Board, or any other entity shall reduce or otherwise affect the fee payable to Imperial Capital. Additionally, pursuant to the terms of the engagement letter between Imperial Capital and VOXX dated April 30, 2021, VOXX has agreed to reimburse Imperial Capital for certain expenses and to indemnify Imperial Capital and certain related parties from certain liabilities arising from this engagement and the delivery of this Opinion.

Imperial Capital and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of VOXX for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.  In addition, we have provided to VOXX, and may in the future provide or seek to provide to VOXX and its affiliates and to the controlling shareholders of VOXX, investment banking and other financial services. In connection with the above-described services, we have received, and may in the future receive, compensation.

During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with VOXX for which Imperial Capital and its affiliates have received customary compensation. Such services by Imperial Capital and/or its affiliates during such period have included Imperial

Capital and/or its affiliates acting as an exclusive financial advisor to VOXX in connection with a potential transaction, for which Imperial Capital and/or its affiliates received $150,000.

The issuance of this opinion was approved by an authorized committee of Imperial Capital.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Agreement is fair from a financial point of view, to VOXX.

Very truly yours,

IMPERIAL CAPITAL, LLC

By: /s/ Imperial Capital, LLC

APPENDIX C

Balance Sheet

	EyeLock, LLC	EyeLock, LLC	EyeLock, LLC	EyeLock, LLC	EyeLock, LLC	EyeLock, LLC
	February 2021	February 2022	February 2023	February 2024	February 2025	February 2026
Assets
Cash	(184,805)	-	-	-	-	-
Accounts Receivable	166,740	166,667	250,000	333,333	416,667	500,000
Inventory	2,244,817	2,357,058	2,654,167	2,750,000	3,187,500	3,712,500
Receivables from Galvaneyes	-	616,667	1,233,333	666,667	1,000,000	1,333,333
Receivables from Vendors	(62,949)	-	-	-	-	-
Prepaid Expenses & Other Current Assets	93,440	-	-	-	-	-
Investment Securities, Current	-	-	-	-	-	-
Income Tax Receivable	-	-	-	-	-	-
Deferred Income Tax	-	-	-	-	-	-
Current Assets	2,257,242	3,140,392	4,137,500	3,750,000	4,604,167	5,545,833
Investment Securities	-	-	-	-	-	-
Equity Investments	-	-	-	-	-	-
Investment in Sub	-	-	-	-	-	-
Property, Plant & Equipment	38,556	37,000	36,000	35,000	35,000	35,000
Goodwill	-	-	-	-	-	-
Intangible Assets	2,328,571	2,057,142	1,785,713	1,514,284	1,242,855	971,426
Deferred Income Tax	-	-	-	-	-	-
Other Assets	59,421	59,421	59,421	59,421	59,421	59,421
Operating Lease, Right of Use	-	-	-	-	-	-
Total Assets	4,683,790	5,293,955	6,018,634	5,358,705	5,941,443	6,611,680

Liabilities & Stockholder's Equity
Accounts Payable	12,663,878	12,500,000	13,258,333	13,600,000	13,916,667	14,150,000
Accrued Expenses	823,761	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Accrued Sales Incentives	(431)	-	-	-	-	-
Income Tax Payable	(808)	-	-	-	-	-
Deferred Income Tax	-	-	-	-	-	-
Bank Obligations	-	-	-	-	-	-
Current Portion Long Term Debt	-	-	-	-	-	-
Current Liabilities	13,486,400	13,500,000	14,258,333	14,600,000	14,916,667	15,150,000

Intercompany Rec/Pay	(0)	(0)	-	-	-	-
Intercompany Clearing	61,071,837	66,139,932	67,849,160	68,401,409	68,366,771	65,169,289
Beat Receivable	-	-	-	-	-	-
Other Tax Liabilities	-	-	-	-	-	-
Capital Lease Obligations	-	-	-	-	-	-
Operating Lease Obligations	-	-	-	-	-	-
Deferred Compensation	-	-	-	-	-	-
Deferred Tax Liabilities	-	-	-	-	-	-
Other L/T Liabilities	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
Total Liabilities	75,758,237	80,839,932	83,307,494	84,201,409	84,483,438	81,519,289

Redeemable Equity	-	-	-	-	-	-

Stockholders Equity
Preferred Stock	-	-	-	-	-	-
Common Stock	-	-	-	-	-	-
Paid in Capital	-	-	-	-	-	-
Capital	41,415,847	41,415,847	41,415,847	41,415,847	41,415,847	41,415,847
Unrealized (Loss)/Gain	-	-	-	-	-	-
Less: Foreign Currency	-	-	-	-	-	-
Less: Treasury Stock	-	-	-	-	-	-
Less: Redeemable Equity	-	-	-	-	-	-
Dividends Declared	-	-	-	-	-	-
Retained Earnings	(103,765,443)	(112,490,295)	(116,961,824)	(118,704,707)	(120,258,551)	(119,957,842)
Current Period Income	(8,724,852)	(4,471,530)	(1,742,882)	(1,553,845)	300,709	3,634,387
Total VOXX Stockholders Equity	(71,074,447)	(75,545,977)	(77,288,859)	(78,842,704)	(78,541,995)	(74,907,608)

Noncontrolling Interest	-	-	-	-	-	-

Total Equity	(71,074,447)	(75,545,977)	(77,288,859)	(78,842,704)	(78,541,995)	(74,907,608)

Total Liabilities & Stockholders Equity	4,683,790	5,293,955	6,018,634	5,358,705	5,941,443	6,611,681

Cash Projections

	FY2022	FY2023	FY2024	FY2025	FY2026
EBITDA	(4,200,101.13)	(1,445,739.43)	(1,230,987.65)	649,280.88	4,008,672.53
CapEx	180,000.00	180,000.00	180,000.00	180,000.00	180,000.00
Interest Expense	-	-	-	-	-
Debt Repayment	-	-	-	-	-
Working Capital	869,550	238,775.76	(729,166.67)	537,500.00	708,333.33
Net Cash Change	(5,249,650.75)	(1,864,515.19)	(681,820.98)	(68,219.12)	3,120,339.20

Profit and Loss Statement

	FY2022	FY2023	FY2024	FY2025	FY2026
Net Sales	2,000,000	3,000,000	4,000,000	5,000,000	6,000,000
Sales attributed to Beat	2,000,000	4,000,000	8,000,000	12,000,000	16,000,000
Total Sales	4,000,000	7,000,000	12,000,000	17,000,000	22,000,000
COGS	(2,600,000)	(4,550,000)	(6,600,000)	(8,500,000)	(9,900,000)
% Sales	65.00%	65.00%	55.00%	50.00%	45.00%
Gross Profit	1,400,000	2,450,000	5,400,000	8,500,000	12,100,000
warehouse, freight, logistics	(50,000)	(60,000)	(70,000)	(80,000)	(90,000)
Gross Profit	1,350,000	2,390,000	5,330,000	8,420,000	12,010,000
	33.75%	34.14%	44.42%	49.53%	54.59%
Engineering Labor	81,910	84,040	86,225	88,467	90,767
Payroll Taxes	7,186	7,373	7,565	7,761	7,963
Payroll Benefits	15,443	15,844	16,256	16,679	17,113
Travel and Entertainment	18,403	18,882	19,373	19,876	20,393
Embedded R&D	3,939,565	3,900,169	3,978,172	3,938,391	4,017,158
Secure Solutions R&D	1,297,423	1,331,156	1,365,766	1,401,276	1,437,709
Eyelock R&D	130,756	134,155	137,643	141,222	144,894
Total Engineering Expense	5,490,686	5,491,619	5,611,000	5,613,672	5,735,997
Commissions	140,000	180,000	240,000	300,000	360,000
Salesmen Salaries	433,536	444,808	456,373	468,239	480,413
Payroll Taxes	32,133	32,969	33,826	34,705	35,608
Payroll Benefits	62,384	64,006	65,671	67,378	69,130
Advertising	34,900	35,807	36,738	37,694	38,674
Website Expenses	16,594	17,026	17,468	17,923	18,389
Trade Shows	37,543	38,519	39,520	40,548	41,602
Travel and Entertainment	104,374	107,088	109,872	112,729	115,660
Total Selling Expense	861,465	920,223	999,468	1,079,215	1,159,474
Payroll Benefits	13,720	14,076	14,442	14,818	15,203
Temporary Personnel	-	-	-	-	-
Office Expenses	87,377	89,649	91,980	94,371	96,825
Equipment Rental	1,167	1,197	1,229	1,260	1,293
Equipment Repair	322	330	339	347	356
Insurance	17,565	18,022	18,491	18,971	19,465
Professional Fees	399,374	409,758	420,411	431,342	442,557
3rd Party Services	-	-	-	-	-
Occupancy Costs	283,121	290,482	298,034	305,783	313,734
Telephone	75,027	76,977	78,979	81,032	83,139
Bad Debt	-	-	-	-	-
Depreciation & Amortization	271,429	297,143	322,857	348,571	374,286
Donations	-	-	-	-	-
Taxes & Licenses	120,279	123,407	126,615	129,907	133,285
Total G&A	1,269,380	1,321,041	1,373,376	1,426,404	1,480,142
Operating Expenses	7,621,530	7,732,882	7,983,845	8,119,291	8,375,613
Operating Income / (Loss)	(6,271,530)	(5,342,882)	(2,653,845)	300,709	3,634,387
Payment due from Beat	2,500,000	5,000,000	2,500,000	-	-
Adjusted offset of GP contributed by Beat	700,000	1,400,000	1,400,000	-	-
Net payment due from Beat	1,800,000	3,600,000	1,100,000	-	-
Adjusted Income / (Loss)	(4,471,530)	(1,742,882)	(1,553,845)	300,709	3,634,387

VOTE BY INTERNET – Before the Meeting – Go to www.proxyvote.com
VOXX INTERNATIONAL CORPORATION 2351 J LAWSON BLVD. ORLANDO, FL 32824 ATTN: JANINE RUSSO

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 28, 2021 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/VOXX2021

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 28, 2021 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Vote on Directors
1.	ELECTION OF DIRECTORS. To elect our board of eight directors	☐	☐	☐

Nominees:

Class A Shareholders vote:

01) Peter A. Lesser

02) Denise Waund Gibson

03) John Adamovich, Jr.

04) John J. Shalam

05) Patrick M. Lavelle

06) Charles M. Stoehr

07) Ari M. Shalam 08) Beat Kahli

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

2.

Approval, for the purposes of Section 203 of the Delaware General Corporation Law, of the entry by EyeLock LLC, a subsidiary of the Company, into a Distribution Agreement, by and between EyeLock LLC and GalvanEyes Partners, LLC, and the transactions contemplated thereby including the potential issuance of membership interests represented by units in EyeLock LLC to GalvanEyes Partners, LLC

		☐	☐	☐
3.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2022	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

VOXX INTERNATIONAL CORPORATION

2351 J Lawson Blvd.

Orlando, FL 32824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 29, 2021

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 29, 2021, at 10:00 a.m., via a live webcast at www.virtualshareholdermeeting.com/VOXX2021, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side

VOTE BY INTERNET – Before the Meeting – Go to www.proxyvote.com
VOXX INTERNATIONAL CORPORATION 2351 J LAWSON BLVD. ORLANDO, FL 32824 ATTN: JANINE RUSSO

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 28, 2021 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/VOXX2021

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 28, 2021 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Vote on Directors
1.	ELECTION OF DIRECTORS. To elect to our board five of eight directors	☐	☐	☐

Nominees:

Class B Shareholders vote:

01) John J. Shalam

02) Patrick M. Lavelle

03) Charles M. Stoehr

04) Ari M. Shalam 05) Beat Kahli

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain

2.

Approval, for the purposes of Section 203 of the Delaware General Corporation Law, of the entry by EyeLock LLC, a subsidiary of the Company, into a Distribution Agreement, by and between EyeLock LLC and GalvanEyes Partners, LLC, and the transactions contemplated thereby including the potential issuance of membership interests represented by units in EyeLock LLC to GalvanEyes Partners, LLC

		☐	☐	☐
3.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2022	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

VOXX INTERNATIONAL CORPORATION

2351 J Lawson Blvd

Orlando, FL 32824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 29, 2021

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 29, 2021, at 10:00 a.m., via a live webcast at www.virtualshareholdermeeting.com/VOXX2021, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side